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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-230195

PROSPECTUS SUPPLEMENT
(to Prospectus Dated May 17, 2019)

4,100,000 Shares

AquaVenture Holdings Limited

Ordinary Shares

$16.88 per share

        We are offering 4,100,000 of our ordinary shares in this offering.

        Our ordinary shares are listed on the New York Stock Exchange under the symbol "WAAS." On July 10, 2019, the last reported sale price of our ordinary shares on the New York Stock Exchange was $16.88 per share.

        Investing in our ordinary shares involves a high degree of risk. See "Risk Factors" beginning on page S-20 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated herein by reference.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public Offering Price	$16.88	$69,208,000

Underwriting Discounts and Commissions(1)	$0.7596	$3,114,360

Proceeds to AquaVenture Holdings Limited (before expenses)	$16.1204	$66,093,640

(1)
We have agreed to reimburse the underwriters for certain expenses. See "Underwriting."

        We have granted the underwriters an option to purchase up to an additional 615,000 ordinary shares from us at the public offering price, less the underwriting discount, for a period of 30 days from the date of this prospectus supplement. See "Underwriting" for more information.

        The underwriters expect to deliver the shares to purchasers on or about July 15, 2019 through the book-entry facilities of The Depository Trust Company.

Joint Book-Running Managers

Citigroup	RBC Capital Markets	UBS Investment Bank

Canaccord Genuity	Raymond James

Co-Managers

JMP Securities	B. Riley FBR	Lake Street	Roth Capital Partners

July 10, 2019

Prospectus Supplement

Prospectus

S-I

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus relate to an offering of our ordinary shares. Before buying any of the securities that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

        Unless otherwise specified, references in this prospectus supplement and the accompanying prospectus to the "Company", "AquaVenture", "we", "us" and "our" refer to both AquaVenture Holdings LLC and its subsidiaries prior to our corporate reorganization effected immediately prior to our initial public offering and AquaVenture Holdings Limited and its subsidiaries following our corporate reorganization in 2016.

        This document is part of the registration statement that we filed with the SEC using a "shelf" registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

        You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf. This prospectus supplement and any free writing prospectus we authorize for use in connection with this offering may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

        We have not, and the underwriters have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, any related free writing prospectus and the documents that we incorporate by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are often identified by the use of words such as, but not limited to, "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "will," "plan," "project," "seek," "should," "target," "will," "would," and similar expressions or variations intended to identify forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us up to, and including, the date of this document. We expressly disclaim any obligation to update any such forward-looking statements to reflect events or circumstances that arise after the date hereof. Such forward-looking statements are subject to risks, uncertainties and other important factors which could cause our actual results could differ materially from those discussed herein.

        This prospectus supplement and the accompanying prospectus contain forward-looking statements that are based on our management's belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

        These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under "Item 1A: Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended, our Quarterly Report on Form 10-Q for the period ended March 31, 2019, and our Current Reports on Form 8-K, and the section of this prospectus supplement entitled "Risk Factors."

        The forward-looking statements in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference represent our views as of their respective dates. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we assume no obligation to update or revise any forward-looking statements except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the dates on which they were made.

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also contain estimates, projections and other information concerning our industry and our business. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, general publications, government data and similar sources.

Prospectus Supplement Summary

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary may not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our ordinary shares discussed under "Risk Factors" beginning on page S-20 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

 Our Company

        AquaVenture Holdings Limited is a multinational provider of Water-as-a-Service®, or WAAS®, solutions that provide our customers with a reliable and cost-effective source of clean drinking water, processed water and wastewater treatment and water reuse solutions primarily under long-term contracts that minimize capital investment by the customer. We believe our WAAS business model offers a differentiated value proposition that generates long-term customer relationships, recurring revenue, predictable cash flow and attractive rates of return. We generate revenue from our operations in North America, the Caribbean and South America, and are pursuing expansion opportunities in North America, the Caribbean, South America, Africa, the Middle East and other select markets.

        We deliver our WAAS solutions through two operating platforms: Seven Seas Water and Quench. Seven Seas Water is a multinational provider of desalination, wastewater treatment, and water reuse solutions to governmental, municipal (including utility districts), industrial, property developer and hospitality customers. Our desalination solutions provide more than 8.5 billion gallons per year of potable, high purity industrial grade and ultra-pure water (which is water that is treated to meet higher purity standards required for industrial, semiconductor, utility or pharmaceutical applications). Our wastewater treatment and water reuse solutions, which include plants ranging in capacity from 5,000 gallons per day, or GPD, to more than 1.5 million GPD, are provided through more than 90 leases with customers. Quench is a U.S.-based provider of Point-of-Use, or POU, filtered water systems and related services through direct and indirect sales channels. Through its direct sales channel, Quench primarily rents and services POU units to approximately 50,000 institutional and commercial customers in the United States and Canada, including more than half of the Fortune 500. Quench's typical initial rental contract is three years in duration and contains an automatic renewal provision. Our annual unit attrition rate, at March 31, 2019, was approximately 7.5%, implying an average rental period of more than 12 years. We define "annual unit attrition rate" as a ratio, the numerator of which is the total number of removals of company-owned and billed rental units during the trailing 12-month period, and the denominator of which is the average number of Company-owned and billed rental units during the same 12-month period. Through our indirect sales channel, we provide POU systems, filters, parts and services to networks of approximately 250 dealers and retailers predominantly in North America.

        We are led by a talented management team with extensive industry experience, engineering knowledge, operational expertise and financial expertise, and leverage our operating and engineering expertise to develop and deliver highly reliable WAAS solutions by applying proven water purification and wastewater technologies. We believe that we are well positioned to capitalize on global growth opportunities driven by population growth, increasing urbanization and water scarcity, increasing focus on health and wellness, wastewater treatment and solutions, and the environmental impact of bottled water consumption. We believe our focus on delivering best-in-class service and efficiency to our customers will continue to lead to substantial new business, contract extensions and customer expansion opportunities. In addition, we also have a demonstrated track record of identifying, executing and integrating acquisitions, with Seven Seas Water and Quench having completed 30 transactions from 2007 through the date of this prospectus supplement. We plan to continue to pursue acquisitions that will expand our geographic presence, broaden our service offerings and allow us to move into additional markets.

        The mailing address of our principal executive office is c/o Conyers Corporate Services (B.V.I.) Limited, Commerce House, Wickhams Cay 1, P.O. Box 3140 Road Town, British Virgin Islands VG1110.

Market Opportunity

        We primarily operate in three water sectors—desalination, wastewater treatment and water reuse, and commercial water filtration. We believe these sectors offer us opportunities for significant organic and inorganic growth due to their size, positive long-term growth trends and fragmentation.

        A number of key macroeconomic factors shape the global water sector, including population growth, an increasing water supply-demand imbalance, urbanization, industrialization, and consumers' heightened health and environmental awareness. Global water demand has outpaced population growth, leading to chronic water scarcity in many regions around the world. According to data from the United Nations, global water demand (excluding irrigation) will grow three times faster than the global population. According to the 2018 United Nations World Water Development Report, an estimated 3.6 billion people live in areas that are potential water scarce at least one month per year, and this population could increase to 4.8 to 5.7 billion by 2050. Further, the 2030 Water Resources Group, a public-private-civil society collaboration facilitated by the International Finance Corporation, estimates that global water demand will exceed supply by 40% by 2030. The United Nations Environment Programme, an agency of the United Nations that coordinates environmental programs, estimates that roughly half of the world's population currently lives within 40 miles of the sea. Because of the proximity of population centers to saltwater bodies, we believe desalination through our Seven Seas Water platform is a viable solution to address future water shortages.

        According to a study by the World Water Council Organization, water withdrawn for non-agricultural use increased from 290 km3 per year in 1950 to 1,100 km3 per year in 1995. This increase outpaced the world's population growth during the same time period which was 2.5 billion in 1950 and 5.7 billion in 1995 as estimated by the United Nations. As clean water demand continues to grow, we believe the need for water treatment technologies, such as desalination, wastewater treatment and POU filtration, will increase, and we believe both of our operating platforms are well positioned to benefit from these trends.

Global Desalination Market

        In recent years, there has been a rapid increase in the installation of new seawater desalination capacity. According to a December 2018 update by Global Water Intelligence's (GWI) Desaldata, total estimated desalination market capital expenditures were estimated to reach over $4.8 billion in 2018, increasing to over $8.6 billion in 2021. Many of the existing medium-scale plants are owned and operated by local governments and companies, and operating desalination facilities is generally not their core competency. As a result, we believe a large number of these plants could benefit from our ownership and operating expertise to generate more reliable and lower-cost clean water.

        According to the World Resources Institute's Aqueduct rankings, the Caribbean is one of the most water-scarce regions of the world in terms of fresh water availability, comparable to the Western Sahara and parts of the Middle East. We believe our Seven Seas Water platform is a leading desalination solution provider in the Caribbean, where we operate ten water treatment facilities. Our installed capacity in the Caribbean has grown from 9.2 million GPD in 2010 to 29.9 million GPD as of December 31, 2018. Based on information published by GWI, we believe we represent a significant portion of the existing medium-scale desalination plant capacity in the Caribbean. Many of the Caribbean region's current desalination facilities utilize older thermal technologies that are more costly to operate than membrane-based SWRO systems. We believe replacing these thermal plants with new SWRO plants is a significant additional opportunity for us. Given our compelling value proposition, extensive presence, and operational expertise in SWRO plants, we believe we are well positioned to further grow our Caribbean business.

        We currently have a presence or targeted business development activities primarily in the Caribbean, South America, the Middle East, Africa and North America. The total installed capacity of medium-scale desalination plants in these locations is more than 2 billion GPD. We target specific attractive end markets, such as the municipal drinking water, mining, oil and gas, and ultra-pure industrial process water markets, in both large and mature markets in North America and the Middle East, as well as in fast-growing developing markets in South America, Africa and the Caribbean. We believe we are well positioned to pursue opportunities in these markets through new project development, partnerships with local firms and strategic acquisitions.

Wastewater Treatment and Water Reuse Solutions

        Wastewater treatment processes improve water quality by reducing the toxins that cause harm to humans and pollute rivers, lakes and oceans. According to the American Society of Civil Engineers (ASCE) 2017 Infrastructure report card, it is estimated that the demand on existing wastewater treatment plants will grow by more than 23% by 2032 and that $271 billion is needed in wastewater infrastructure over the next 25 years. Evidence of the funding gap in wastewater infrastructure exists already in the United States and ASCE's 2016 Failure to Act report estimates that 900 billion gallons of untreated sewage is discharged into the environment each year. Part of the solution for reducing stress on existing centralized wastewater treatment plants will be the addition of wastewater treatment capacity through decentralized solutions. Decentralized wastewater treatment solutions reduce the need for extensive upgrades and expansion of larger, centralized plants. In addition, these decentralized wastewater treatment solutions have faster implementation cycles, have higher potential for onsite water reuse and are more capital-efficient as modular designs can be expanded as capacity is needed.

        According to the United States Environmental Protection Agency's 2017 Potable Reuse Compendium, long-term water scarcity is expected to increase over time in many parts of the United States which will drive the increase for wastewater reuse. In 2017, the WateReuse Association estimated the market for wastewater reuse in the United States was $1.8 billion, which is expected to grow by 27% by 2027. As water scarcity increases, so will the need to reuse wastewater. There is a significant opportunity to reuse wastewater in the United States as currently only approximately 7 to 8% of municipal wastewater is reclaimed for reuse, leaving a large potential for additional reuse capacity.

        While a majority of our wastewater treatment and water reuse solutions in the United States are concentrated in Texas, we are focused on and believe we are capable of providing, solutions across all 50 states and internationally. Globally, according to GWI, global installed reuse capacity has more than doubled since 2010 with this growth trend expected to continue into the future.

U.S. Water Cooler Market

        A 2016 study by Zenith estimates that the U.S. water cooler market will generate $4.2 billion of revenues in 2015, on an install base of more than 5.8 million bottled water coolers (BWC) and POU units. POU units represent $467 million of these revenues and 1.4 million of the installed units, of which 94% are within the commercial market segment, which we target. We believe that POU units are taking market share from BWC units for a variety of reasons, including cost, convenience, health benefits and environmental concerns. Zenith reports that in the United States, the average BWC customer will spend $50.85 per month for bottles (5.01 bottles per month at an average price of $10.15 each) plus $19.80 per month to rent the base unit, implying an average total monthly spend of $70.65 per BWC unit. This compares with Zenith's estimated average monthly rental rate for a POU unit in the United States of $35.15. Zenith indicates that from 2010 to 2015, the market share of POU on an installed unit basis grew from 16.4% to 23.5%, which represents a unit CAGR of 10% for that period. Zenith expects the total number of POU units to grow at a CAGR of approximately 9% between 2015 and 2020, while the number of total installed BWC units is projected to grow at a CAGR of only 1% during the same period.

        We estimate that our rental market share is less than 10% of commercial POU systems on an installed unit basis based on the industry installed unit data per the Zenith study. The U.S. POU water cooler market is highly fragmented with hundreds of small regional providers, representing an opportunity for consolidation. Given the size of our addressable market and the fragmentation of the industry, we believe we are well positioned to realize growth with our focus on the commercial POU market.

Recent Developments

Acquisitions

        From 2007 through the date of this prospectus supplement, Seven Seas Water and Quench has completed 30 transactions allowing the Company to significantly expand our geographic presence, broaden our service offerings and allow us to move into additional markets. Identifying and executing value-enhancing acquisitions are core to our growth strategy. We believe our recent acquisitions are indicative of the opportunity for future inorganic growth. We routinely evaluate opportunities for acquisitions and believe our experience and success in identifying, executing, integrating and operating acquisitions enable us to deploy capital effectively, create shareholder value and increase our market share. From January 1, 2015 through December 31, 2018, the Company deployed $313 million, or an annual average of $78 million, of capital for the acquisition of businesses and assets. Included in the capital deployed is the sum of: (i) net cash paid for acquisition of assets or business, (ii) payments of acquisition contingent consideration, and (iii) payments of secured borrowings at the time of acquisitions.

  Acquisition of AUC

        On November 1, 2018, AquaVenture Holdings Inc., a wholly owned subsidiary of AquaVenture, acquired all of the issued and outstanding membership interests of AUC Acquisition Holdings ("AUC"), a provider of wastewater treatment and water reuse solutions based in Houston, Texas, pursuant to a membership interest purchase agreement (the "AUC Acquisition"). The aggregate purchase price was $130.9 million, including $127.0 million cash (including net working capital adjustments of $0.4 million), approximately 122 thousand ordinary shares of AquaVenture, or $2.0 million, and $1.9 million of acquisition contingent consideration.

        AUC provides wastewater treatment and water reuse solutions primarily to property developers and municipal customers, including utility districts, in the United States. We design, fabricate and install plants that are leased under a contractual term or sold to customers. The wastewater treatment and water reuse solutions offered to customers include scalable modular treatment plants, field-erected plants and temporary bypass plants ranging from 5,000 GPD to more than 1.5 million GPD. The contractual term for our modular and field-erected wastewater treatment and water reuse plants leased to customers typically range from three to five years, while our temporary bypass solutions are leased under short-term contracts of less than one year. As of March 31, 2019, we had more than 90 leases of wastewater treatment and water reuse plants with our customers. AUC is headquartered in Houston, Texas.

  Acquisition of PHSI

        On December 18, 2018, Quench USA, Inc. ("Quench"), a wholly-owned subsidiary of AquaVenture, acquired all of the issued and outstanding shares of Pure Health Solutions, Inc. ("PHSI") pursuant to a stock purchase agreement (the "PHSI Acquisition"). PHSI, which was based outside of Chicago, is a leading provider of filtered water coolers and related services through direct and indirect sales channels. The Company paid approximately $57.0 million, in the aggregate, which included approximately $39.5 million of cash related to the purchase price of PHSI, net of an estimated purchase price adjustment of $1.2 million, and approximately $17.5 million of cash accounted for as a post-combination payoff of factored contract liabilities which had been accounted for as a secured borrowing.

        PHSI is a leading provider of filtered water coolers and related services through two sales channels. Through its direct channel, PHSI installs and maintains filtered water systems in exchange for a monthly rental fee, typically under multi-year contracts that renew automatically to commercial end users throughout the United States. Through its indirect channel, PHSI distributes and sells water coolers and related filters and parts to a network of dealers throughout North America. In addition, PHSI develops and manufactures its own brand of point-of-use systems in its factory located in South Korea.

        The PHSI Acquisition significantly increases our customer density and expands our presence in seven major U.S. markets and extends our participation in the water filtration and related services industry by materially expanding our dealer network and extending our investment in product development and manufacturing.

Other Events

        On June 28, 2019, we received formal notice from Curacao Refinery Utilities B.V. ("CRU") that it is exercising its right to purchase our desalination facilities pursuant to the existing water supply agreement. The existing water supply agreement with CRU began in December 2008, with the Company providing water from a desalination plant with an initial design capacity of 0.5 million gallons per day under a 5-year contract. This agreement has been amended several times, resulting in both expanded water production to the current design capacity of 4.9 million gallons per day and an extended contract expiration date of December 31, 2019. In addition, the contract expiration date will be extended to December 31, 2022 if CRU's contract with Refineria di Korsou ("RdK"), the owner of the refinery, is extended as a result of RdK's negotiations with the current operator of the refinery, Petroleos de Venezuela, S.A. The contractual buy-out right requires payment to be made at the contract expiration date. The applicable buy-out amount, if consummated, will be either $3.5 million or, if CRU's contract with RdK is extended, $2.5 million. For the year ended December 31, 2018, our revenue under this water supply agreement comprised $7.7 million (or 5.3%) of our total consolidated revenue of $145.6 million.

Selected Information

Unit Economics

        We believe our differentiated WAAS business model results in attractive unit economics and, as a result, we expect our growth will further enhance operating leverage and drive margin expansion for both the Seven Seas Water and Quench operating segments. The following charts provide illustrative examples of cash flow profiles for a desalination plant and a POU system.

        These examples are intended to illustrate the base economics underlying our business model. While representative of our experience and historical results, these examples do not provide historical financial information about any particular desalination plant or POU system. Accordingly, you should not place undue reliance on these illustrative examples, as the actual cash flow profiles for any particular desalination plant or POU system will likely vary from the illustrative examples.

        For our Seven Seas Water operating platform, the illustrative cash flow profile for a desalination plant was modeled using a combination of historical experience and results and management's estimates of the relationships among capital expenditures and initial long-term contract costs, plant revenues, plant unit cash flows (as defined below), and 15-year contracted term for a plant that is built, owned and operated by us. We believe these relationships are representative of our current portfolio of plants that have been built, owned and operated by us. Actual relationships between the plant investment, plant revenue and plant unit cash flow (as defined below) for new desalination plants that we build, own and operate could differ significantly from our illustrative example below due to many factors, including, but not limited to, the size of the plant, specific customer requirements, the technical complexity of the treatment application, the cost of civil works, the term of the contract and rates of inflation (See "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018, which are incorporated herein by reference). The illustrative cash flow profile for such a desalination plant for our Seven Seas Water platform is shown below:

(1)
Initial investment includes the initial cash outflow related to capital expenditures and initial long-term contract costs, including acquisition and fulfillment costs. Actual initial investments may vary.

(2)
Unit cash flow generation is defined as net income before depreciation and amortization, net interest expense; income tax expense (benefit), gain or loss on disposal of fixed assets, and general overhead expenditures and related allocations.

(3)
Illustrative desalination model and cash flow profile is based on a plant accounted for as an operating lease that is built, owned and operated by us and assumes annual increases to both revenues and operating expenditures of 2% for inflation. The model and cash flow profile could differ significantly for contracts sourced through acquisition or accounted for differently, including as a capital lease or service concession arrangement.

        For our Quench operating platform, the illustrative example was modeled using the historical average unit results of a POU rental and a rental period of more than 12 years, which is the implied average rental period resulting from our annual unit attrition rate of approximately 7.5% as of March 31, 2019. Actual average unit results of a POU rental could differ from our illustrative example below due to many factors, including, but not limited to, changes in average unit price charged to customers, changes in the average unit investment cost, changes in the average unit cost to service and maintain units and changes in the unit attrition rates (See "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018, which are incorporated herein by reference). The illustrative cash flow profile for a single POU system unit for our Quench platform is shown below:

(1)
Initial investment includes the initial cash outflow related to capital expenditures and initial long-term contract costs, including acquisition and fulfillment costs. In addition, initial POU investment includes lead generation costs. Actual initial investments may vary.

(2)
Unit cash flow generation is defined as net income before depreciation and amortization, net interest expense; income tax expense (benefit), gain or loss on disposal of fixed assets, and general overhead expenditures and related allocations.

(3)
Illustrative POU model and cash flow profile assumes: (i) an implied rental period of more than 12 years based on a typical auto-renewing initial contract term of three years and an annual unit attrition rate of approximately 7.5%, (ii) higher POU unit cash flow in year 1 due to lower field service costs, and (iii) lower POU unit cash flow in year 8 due to the replacement and related installation costs of the POU unit upon reaching its estimated useful life of seven years. The actual timing of a replacement may differ.

Non-GAAP Financial Measures

        Management uses key metrics for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these metrics because it understands that some investors and financial analysts find this information helpful in analyzing the Company's financial results and comparing the Company's financial performance to that of its peer companies and competitors.

        Among the key metrics are non-GAAP financial measures. The Company has provided non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparisons across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance.

Adjusted EBITDA

        Adjusted EBITDA, a non GAAP financial measure, is defined as earnings (loss) before net interest expense, income tax expense or benefit, depreciation and amortization as well as adjusting for the following items: share based compensation expense; gain or loss on disposal of assets; acquisition related expenses, including professional fees, purchase consideration recorded as compensation expense for acquired employees, and other expenses related to acquisitions; goodwill impairment charges; changes in deferred revenue related to our bulk water business; ERP system implementation charges for a SaaS solution; costs incurred in connection with the Company's initial public offering ("IPO"); compensation triggered as a result of the IPO; gain recorded in connection with a bargain purchase of a business; gain (loss) on the extinguishment of debt; and charges incurred in connection with restructuring activities. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Management believes that the use of Adjusted EBITDA, which is used by management as a key metric to assess performance, provides consistency and comparability with our past financial performance, and facilitates period to period comparisons of operations. Management believes that it is useful to exclude certain charges, such as depreciation and amortization, and non-core operational charges, from Adjusted EBITDA because (1) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (2) such expenses can vary significantly between periods. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

  •
  Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

  •
  Adjusted EBITDA does not reflect net interest expense, which represents a reduction in cash available to us;

  •
  Adjusted EBITDA does not reflect income tax expenses that may represent a reduction in cash available to us;

  •
  Adjusted EBITDA does not reflect acquisition-related expenses, which represents a reduction in cash available to us;

  •
  Adjusted EBITDA does not reflect the implementation expenses incurred for a SAAS-based ERP system, which represents a reduction in cash available to us;

  •
  Adjusted EBITDA includes an adjustment for non-cash impairment charge, which will not impact working capital;

  •
  Adjusted EBITDA includes an adjustment for changes in deferred revenue related to our bulk water business to reflect cash received from operations;

  •
  Adjusted EBITDA does not reflect initial public offering costs, which represents a reduction in cash available to us;

  •
  Adjusted EBITDA includes an adjustment for charges incurred in connection with restructuring activities that may represent a reduction or addition in cash available to us;

  •
  Adjusted EBITDA does not reflect gains (losses) on the extinguishment of debt that may represent a reduction or addition in cash available to us;

  •
  Adjusted EBITDA does not reflect IPO triggered compensation, which represents a reduction in cash available to us;

  •
  Adjusted EBITDA includes an adjustment for non-cash bargain purchase gain, which will not impact working capital;

  •
  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the future need to augment or replace such assets; and

  •
  Other companies, including companies in our industry, may rely upon other key metrics or may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure against peer companies.

        Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results

Adjusted EBITDA Margin

        Adjusted EBITDA Margin, a non-GAAP financial measure, is defined as Adjusted EBITDA as a percentage of revenue.

        A reconciliation of our GAAP net loss to Adjusted EBITDA, for the periods presented is shown below:

	Three Months Ended March 31, 2019
	Seven Seas Water	Quench	Corporate & Other	Total
	(in thousands)
Net income (loss)	$94	$(2,769)	$(2,989)	$(5,664)
Depreciation and amortization	5,696	6,262	—	11,958
Interest expense, net	3,359	1,580	1,621	6,560
Income tax expense	442	159	—	601
Share-based compensation expense	592	373	46	1,011
(Gain) loss on disposal of assets	(9)	538	—	529
Acquisition-related expenses	357	247	161	765
Changes in deferred revenue related to our bulk water business	345	—	—	345
ERP implementation charges for a SAAS solution	—	309	—	309
Restructuring expenses	—	96	—	96

Adjusted EBITDA	$10,876	$6,795	$(1,161)	$16,510

Adjusted EBITDA Margin	54.1%	25.7%	—%	35.5%

	Three Months Ended March 31, 2018
	Seven Seas Water	Quench	Corporate & Other	Total
	(in thousands)
Net loss	$(2,354)	$(2,609)	$(1,383)	$(6,346)
Depreciation and amortization	3,564	4,296	—	7,860
Interest expense, net	2,362	758	130	3,250
Income tax (benefit) expense	494	(87)	—	407
Share-based compensation expense	2,084	920	279	3,283
Loss on disposal of assets	229	324	—	553
Acquisition-related expenses	515	154	—	669
Changes in deferred revenue related to our bulk water business	301	—	—	301
ERP implementation charges for a SAAS solution	—	341	—	341

Adjusted EBITDA	$7,195	$4,097	$(974)	$10,318

Adjusted EBITDA Margin	48.8%	23.1%	—%	31.7%

	Twelve Months Ended March 31, 2019
	Seven Seas Water	Quench	Corporate & Other	Total
	(in thousands)
Net loss	$(1,039)	$(11,596)	$(7,411)	$(20,046)
Depreciation and amortization	17,601	21,030	—	38,631
Interest expense, net	11,843	4,051	2,462	18,356
Income tax (benefit) expense	(1,262)	145	—	(1,117)
Share-based compensation expense	5,680	2,621	615	8,916
Gain (loss) on disposal of assets	(253)	1,792	—	1,539
Acquisition-related expenses	2,391	2,801	612	5,804
Changes in deferred revenue related to our bulk water business	379	—	—	379
ERP implementation charges for a SAAS solution	—	1,246	—	1,246
Purchase accounting adjustments	—	1,039	—	1,039

Adjusted EBITDA	$35,340	$23,129	$(3,722)	$54,747

Adjusted EBITDA Margin	49.2%	26.3%	—%	34.3%

	Twelve Months Ended March 31, 2018
	Seven Seas Water	Quench	Corporate & Other	Total
	(in thousands)
Net loss	$(10,124)	$(10,224)	$(4,891)	$(25,239)
Depreciation and amortization	14,276	16,103	—	30,379
Interest expense (income), net	8,744	3,324	(29)	12,039
Income tax expense	2,926	32	—	2,958
Share-based compensation expense	8,134	3,481	934	12,549
Loss on disposal of assets	210	1,543	—	1,753
Acquisition-related expenses	2,281	303	—	2,584
Changes in deferred revenue related to our bulk water business	562	—	—	562
ERP implementation charges for a SAAS solution	—	1,797	—	1,797
Loss on extinguishment of debt	820	569	—	1,389

Adjusted EBITDA	$27,829	$16,928	$(3,986)	$40,771

Adjusted EBITDA Margin	47.5%	25.7%	—%	32.8%

	Twelve Months Ended December 31, 2018
	Seven Seas Water	Quench	Corporate & Other	Total
	(in thousands)
Net loss	$(3,487)	$(11,436)	$(5,805)	$(20,728)
Depreciation and amortization	15,469	19,064	—	34,533
Interest expense, net	10,846	3,229	971	15,046
Income tax benefit	(1,210)	(101)	—	(1,311)
Share-based compensation expense	7,172	3,168	848	11,188
(Gain) loss on disposal of assets	(15)	1,578	—	1,563
Acquisition-related expenses	2,549	2,708	451	5,708
Changes in deferred revenue related to our bulk water business	335	—	—	335
ERP implementation charges for a SAAS solution	—	1,278	—	1,278
Restructuring expenses	—	943	—	943

Adjusted EBITDA	$31,659	$20,431	$(3,535)	$48,555

Adjusted EBITDA Margin	47.7%	25.8%	—%	33.3%

	Twelve Months Ended December 31, 2017
	Seven Seas Water	Quench	Corporate & Other	Total
	(in thousands)
Net loss	$(10,525)	$(10,232)	$(4,137)	$(24,894)
Depreciation and amortization	14,306	15,342	—	29,648
Interest expense (income), net	8,391	3,599	(453)	11,537
Income tax expense	3,246	195	—	3,441
Share-based compensation expense	8,050	3,391	679	12,120
(Gain) loss on disposal of assets	(19)	1,487	—	1,468
Acquisition-related expenses	1,766	149	—	1,915
Changes in deferred revenue related to our bulk water business	460	—	—	460
ERP implementation charges for a SAAS solution	—	2,152	—	2,152
Loss on extinguishment of debt	820	569	—	1,389

Adjusted EBITDA	$26,495	$16,652	$(3,911)	$39,236

Adjusted EBITDA Margin	45.7%	26.5%	—%	32.5%

	Twelve Months Ended December 31, 2016
	Seven Seas Water	Quench	Corporate & Other	Total
	(in thousands)
Net loss	$(3,800)	$(16,577)	$(542)	$(20,919)
Depreciation and amortization	13,975	13,573	—	27,548
Interest expense (income), net	7,230	4,145	(228)	11,147
Income tax expense	365	—	—	365
Share-based compensation expense	2,552	1,431	32	4,015
(Gain) loss on disposal of assets	7	1,239	—	1,246
Acquisition-related expenses	2,117	—	—	2,117
Initial public offering costs	—	—	367	367
Gain on bargain purchase, net of deferred taxes	(1,429)	—	—	(1,429)
Changes in deferred revenue related to our bulk water business	778	—	—	778
ERP implementation charges for a SAAS solution	—	3,381	—	3,381
Loss on extinguishment of debt	—	—	(1,610)	(1,610)
IPO triggered compensation	—	6,087	—	6,087

Adjusted EBITDA	$21,795	$13,279	$(1,981)	$33,093

Adjusted EBITDA Margin	40.9%	22.8%	—%	29.7%

Key Metrics

Principal collected on the Peru construction contract

        As part of our Peru acquisition, we acquired the rights to a design and construction contract for the construction of a desalination plant and related infrastructure. Pursuant to the contract, we are entitled to receive monthly installment payments that continue until 2024 and are guaranteed by a major shareholder of the customer. Due to the manner in which this contractual arrangement is structured, these payments are accounted for as a long-term receivable. Prior to the adoption of the new revenue recognition standard on January 1, 2018, the principal and interest portions of these payments were not recognized as revenue in our consolidated financial statements and therefore were not included in Adjusted EBITDA or in determining Adjusted EBITDA Margin. As a result of the adoption of the new revenue recognition standard, all financial information presented herein has been restated, including recording the interest portion of these payments as revenue and, thus, including them in Adjusted EBITDA and in determining Adjusted EBITDA Margin. The principal collected on the Peru construction contract remains the only portion of these monthly payments that is not recognized as revenue in our consolidated financial statements, and therefore is not included in Adjusted EBITDA or in the determination Adjusted EBITDA Margin.

	Three Months Ended March 31, 2019
	Seven Seas Water	Quench	Corporate & Other	Total
	(in thousands)
Principal collected on Peru construction contract	$1,289	$—	$—	$1,289

	Three Months Ended March 31, 2018
	Seven Seas Water	Quench	Corporate & Other	Total
	(in thousands)
Principal collected on Peru construction contract	$1,188	$—	$—	$1,188

	Twelve Months Ended March 31, 2019
	Seven Seas Water	Quench	Corporate & Other	Total
	(in thousands)
Principal collected on Peru construction contract	$5,001	$—	$—	$5,001

	Twelve Months Ended March 31, 2018
	Seven Seas Water	Quench	Corporate & Other	Total
	(in thousands)
Principal collected on Peru construction contract	$4,608	$—	$—	$4,608

	Twelve Months Ended December 31, 2018
	Seven Seas Water	Quench	Corporate & Other	Total
	(in thousands)
Principal collected on Peru construction contract	$4,900	$—	$—	$4,900

	Twelve Months Ended December 31, 2017
	Seven Seas Water	Quench	Corporate & Other	Total
	(in thousands)
Principal collected on Peru construction contract	$4,514	$—	$—	$4,514

	Twelve Months Ended December 31, 2016
	Seven Seas Water	Quench	Corporate & Other	Total
	(in thousands)
Principal collected on Peru construction contract	$717	$—	$—	$717

Adjusted EBITDA plus Principal collected on the Peru construction contract

        We understand that many in the investment community combine our Adjusted EBITDA and the principal we collect from the design and construction contract for purposes of reviewing and analyzing our financial results. Our management and board of directors also use this combination in evaluating our performance (including in measuring performance for a portion of the compensation of our executive officers) because they believe it is helpful in better understanding the cash generated from our Seven Seas Water business. In this regard, and for the sake of clarity and convenience, the combination of our Adjusted EBITDA and the principal collected on the Peru construction contract is presented.

	Three Months Ended March 31, 2019
	Seven Seas Water	Quench	Corporate & Other	Total
	(in thousands)
Adjusted EBITDA plus principal collected on Peru construction contract	$12,165	$6,795	$(1,161)	$17,799

	Three Months Ended March 31, 2018
	Seven Seas Water	Quench	Corporate & Other	Total
	(in thousands)
Adjusted EBITDA plus principal collected on Peru construction contract	$8,383	$4,097	$(974)	$11,506

	Twelve Months Ended March 31, 2019
	Seven Seas Water	Quench	Corporate & Other	Total
	(in thousands)
Adjusted EBITDA plus principal collected on Peru construction contract	$40,341	$23,129	$(3,722)	$59,748

	Twelve Months Ended March 31, 2018
	Seven Seas Water	Quench	Corporate & Other	Total
	(in thousands)
Adjusted EBITDA plus principal collected on Peru construction contract	$32,437	$16,928	$(3,986)	$45,379

	Twelve Months Ended December 31, 2018
	Seven Seas Water	Quench	Corporate & Other	Total
	(in thousands)
Adjusted EBITDA plus principal collected on Peru construction contract	$36,559	$20,431	$(3,535)	$53,455

	Twelve Months Ended December 31, 2017
	Seven Seas Water	Quench	Corporate & Other	Total
	(in thousands)
Adjusted EBITDA plus principal collected on Peru construction contract	$31,009	$16,652	$(3,911)	$43,750

	Twelve Months Ended December 31, 2016
	Seven Seas Water	Quench	Corporate & Other	Total
	(in thousands)
Adjusted EBITDA plus principal collected on Peru construction contract	$22,512	$13,279	$(1,981)	$33,810

 Risks Related to Our Business

        Our business is subject to numerous risks, as highlighted in the section of this prospectus supplement entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated herein by reference. Some of these risks include:

  •
  Our results of operations may fluctuate significantly based on a number of factors.

  •
  The future growth of our business is dependent on our ability to identify and successfully complete acquisitions for both our Seven Seas Water and Quench businesses, and to operate any acquired assets or businesses profitably.

  •
  Our Seven Seas Water desalination business is dependent on a small group of customers for a significant amount of our revenue.

  •
  Failure to retain certain key personnel or the inability to attract and retain new qualified personnel could negatively impact our ability to operate or grow our business.

  •
  In Curaçao, our customer is dependent on Petróleos de Venezuela S.A., or PDVSA (the state-owned oil company of Venezuela), and any financial or other issues our customer experiences with PDVSA could adversely affect our results of operations and financial condition. Further, our water sales agreement is currently scheduled to terminate on December 31, 2019, unless extended, and our customer has provided notice that it is exercising its right to purchase our Curacao desalination facilities, either of which will adversely impact the revenues, results of operations and cash flows of our Seven Seas Water business.

  •
  The future growth of our Seven Seas Water business is dependent on our ability to identify and secure new project opportunities in a competitive environment.

  •
  A number of factors may prevent or delay our Seven Seas Water business from building new plants and expanding our existing plants, including our dependence on third-party suppliers and construction companies.

  •
  Our ability to meet customer needs is dependent on the successful and efficient operation of our Seven Seas Water desalination facilities, which can be adversely impacted by a number of factors.

  •
  Our negotiations of changes to existing desalination customer contracts may not be successful and may adversely affect our business and results of operations.

  •
  If the rental portion of our business experiences a higher annual unit attrition rate than forecasted, our revenues could decline and our costs could increase, which would reduce our profits and increase the need for additional funding.

  •
  Increased competition could hurt our Quench business.

  •
  Certain of our long-term water supply contracts under our Seven Seas Water business require us to transfer ownership of the desalination plant to the customer upon expiration or termination of the contract, or permit the customer to purchase the desalination plant in accordance with the contract before the expiration or termination of the contract.

  •
  The political, economic and social conditions impacting our geographic markets may adversely affect our Seven Seas Water business.

 The Offering

Issuer	AquaVenture Holdings Limited
Offering Price Per Ordinary Share	US $16.88
Ordinary Shares Offered	4,100,000 shares.
Ordinary Shares Outstanding Immediately After This Offering	31,084,799 shares, or 31,699,799 shares if the underwriters exercise in full their option to purchase additional shares.
Option to Purchase Additional Ordinary Shares	We have granted the underwriters an option exercisable for 30 days after the date of this prospectus supplement to purchase up to 615,000 additional shares from us.
Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $65.5 million ($75.4 million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and our estimated expenses related to the offering. We intend to use the net proceeds for working capital and other general corporate purposes, including the acquisition of or investment in complementary businesses, products, services, technologies or other assets. See "Use of Proceeds" on page S-25 of this prospectus supplement for additional information.

Risk Factors

Investing in our ordinary shares involves risks. See the "Risk Factors" section beginning on page S-20 of this prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should read and consider before investing in our securities.

New York Stock Exchange Symbol	WAAS

        The number of ordinary shares to be outstanding after this offering is based on 26,984,799 ordinary shares outstanding as of June 30, 2019 and excludes:

  •
  3,447,718 ordinary shares issuable upon the exercise of share options outstanding as of June 30, 2019, at a weighted average exercise price of $18.27 per share;

  •
  671,953 ordinary shares issuable upon the vesting of restricted share units outstanding as of June 30, 2019;

  •
  54,639 ordinary shares issuable upon the settlement of phantom share units outstanding as of June 30, 2019; and

  •
  4,345,449 ordinary shares reserved for future issuance under our equity incentive plans as of June 30, 2019.

        To the extent that any of these options are exercised, restricted share units vest, phantom share units settle, new equity grants are issued under our equity incentive plans and subsequently exercised, or we issue additional ordinary shares in the future, there will be further dilution to the investors participating in this offering.

        Unless otherwise indicated, all information in this prospectus supplement assumes:

  •
  that the underwriters do not exercise their option to purchase up to 615,000 additional ordinary shares; and

  •
  no options, restricted share units, phantom share units, or ordinary shares were issued, exercised or settled after June 30, 2019.

RISK FACTORS

        Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference, you should carefully consider the risks discussed below and under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 before making a decision about investing in our securities. The risks and uncertainties discussed below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are not the only ones facing us. Additional risks and uncertainties not presently known to us may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our ordinary shares could decline and you could lose part or all of your investment.

Risks Related to this Offering and Our Ordinary Shares

We may invest or spend the proceeds of this offering in ways with which you may not agree, or in ways which may not yield a positive return.

        Our management will have considerable discretion in the application of the net proceeds of this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for purposes that do not improve our results of operations or increase our market value.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

        Investors purchasing ordinary shares in this offering will pay a price per share that substantially exceeds the book value per share of the ordinary shares, after giving effect to this offering. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Further, we may in the future sell substantial amounts of ordinary shares or securities convertible into or exchangeable for ordinary shares. These future issuances of ordinary shares or ordinary share-related securities, together with the exercise of outstanding options and any additional shares issued in connection with acquisitions, if any, may result in further dilution.

The market price of our ordinary shares may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on the New York Stock Exchange.

        Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, our ordinary shares and sales of substantial amounts of our ordinary shares in the market, in each case being unrelated or disproportionate to changes in our operating performance. Any actual or perceived weakness in the economy in general could increase the volatility of the stock market, which may adversely affect the market price of our ordinary shares.

Insiders have substantial control over us, which could limit your ability to influence the outcome of key transactions, including a change of control.

        Our directors, executive officers and each of our shareholders who own greater than 5% of our outstanding ordinary shares and their affiliates, in the aggregate, currently beneficially own more than 50% of our outstanding ordinary shares. As a result, these shareholders, if acting together, would be able to influence or control matters requiring approval by our shareholders, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. They may have interests that differ from yours and may vote in a way with which you disagree and that may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our other shareholders of an opportunity to receive a premium for their ordinary shares as part of a sale of our company and might affect the market price of our ordinary shares.

Anti-takeover provisions in our memorandum and articles of association could make an acquisition of us, which may be beneficial to our shareholders, more difficult and may prevent attempts by our shareholders to replace or remove our current management and limit the market price of our ordinary shares.

        Provisions in our memorandum and articles of association may have the effect of delaying or preventing a change of control or changes in our management. Our memorandum and articles of association include provisions that:

  •
  Authorize our board of directors to issue, without further action by the shareholders undesignated preferred shares;

  •
  Require that action by written consent in lieu of a meeting be adopted only if the shareholders unanimously consent to this manner of decision making;

  •
  Establish an advance notice procedure for shareholder approvals to be brought before an annual meeting of our shareholders, including proposed nominations of persons for election to our board of directors;

  •
  Limit the manner in which our shareholders can remove directors from the board;

  •
  Prohibit certain persons who own in excess of 15% of our outstanding ordinary shares from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding ordinary shares, unless the merger or combination is approved in a prescribed manner;

  •
  Establish that our board of directors is divided into three classes—Class I, Class II and Class III—with each class serving staggered terms; and

  •
  Require a super-majority of votes to amend certain of the above-mentioned provisions.

        These provisions, alone or together, could delay or prevent hostile takeovers and changes in control. These provisions may also frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it more difficult for shareholders to replace members of our board of directors, which is responsible for appointing the members of our management.

        Any provision of our memorandum and articles of association or British Virgin Islands law that has the effect of delaying or deterring a change of control could limit the opportunity for our shareholders to receive a premium for their ordinary shares, and could also affect the price that some investors are willing to pay for our ordinary shares.

It may be difficult to enforce a U.S. or foreign judgment against us, our directors and officers outside the United States, or to assert U.S. securities laws claims outside of the United States.

        We are a company limited by shares incorporated under the laws of the British Virgin Islands. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us, our directors and officers, or to enforce against us, or them, judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state therein. Additionally, it may be difficult to assert U.S. securities law claims in actions originally instituted outside of the United States. Foreign courts may refuse to hear a U.S. securities law claim because foreign courts may not be the most appropriate forums in which to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the law of the jurisdiction in which the foreign court resides, and not U.S. law, is applicable to the claim. Further, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process, and certain matters of procedure would still be governed by the law of the jurisdiction in which the foreign court resides.

As the rights of shareholders under British Virgin Islands law differ from those under U.S. law, you may have fewer protections as a shareholder.

        Our corporate affairs are governed by our Amended Memorandum and Articles of Association, the British Virgin Island Business Companies Act, 2004, as amended from time to time (the "BVI Act") and the common law of the British Virgin Islands. The rights of shareholders to take legal action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are to a large extent governed by the BVI Act and the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands.

        The rights of shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. In addition, British Virgin Islands law does not make a distinction between public and private companies and some of the protections and safeguards (such as statutory pre-emption rights, save to the extent that they are expressly provided for in the Amended Memorandum and Articles of Association) that investors may expect to find in relation to a public company are not provided for under British Virgin Islands corporate statutory law.

        As a result of all of the above, holders of our ordinary shares may have more difficulty in protecting their interests in the face of actions taken by our management, directors or major shareholders than they would as shareholders of a U.S. company.

Shareholders in British Virgin Islands companies may not be able to initiate shareholder derivative actions, thereby depriving a shareholder of the ability to protect its interests.

        While statutory provisions do exist in British Virgin Islands law for derivative actions to be brought in certain circumstances, shareholders in British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The British Virgin Islands courts are also unlikely to: (i) recognize or enforce against us judgments of courts in the United States based on certain civil liability provisions of U.S. securities laws; or (ii) to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature or that relate to taxes or similar fiscal or revenue obligations or would be viewed as contrary to British Virgin Island public policy or the proceedings pursuant to which judgment was obtained were contrary to natural justice. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will in certain circumstances recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

The laws of the British Virgin Islands provide limited protection for minority shareholders, so minority shareholders will not have the same options as to recourse in comparison to the United States if the shareholders are dissatisfied with the conduct of our affairs.

        Under the laws of the British Virgin Islands, there is limited statutory protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder remedies. The principal protections under statutory law are unfair prejudice relief and an action to enforce the BVI Act or the Amended Memorandum and Articles of Association brought by the shareholders. Shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the Amended Memorandum and Articles of Association.

        There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the common law of the British Virgin Islands is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company's affairs by the majority or the board of directors and that the principal remedy for an aggrieved minority shareholder was presentation of a winding up petition on just and equitable grounds. The BVI Act amplifies this position by providing that a shareholder is not entitled to bring an action or intervene in proceedings in the name of or on behalf of a BVI company. Every shareholder is entitled to have the affairs of the company conducted properly according to British Virgin Islands law and the company's constituent documents.

If securities or industry analysts cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our share, our share price and trading volume could decline.

        The trading market for our ordinary shares will depend on the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts change their recommendation or outlook regarding us or our shares, or provide more favorable relative recommendations or outlooks about our competitors, our share price could likely decline. Additionally, if any of the analysts cease publishing research or reports about us, our business or our market, our share price and trading volume could decline.

Future sales of our ordinary shares in the public market could cause our share price to fall.

        Sales of a substantial number of our ordinary shares in the public market or the perception that these sales might occur could significantly reduce the market price of our ordinary shares and impair our ability to raise adequate capital through the sale of additional equity securities.

We do not intend to pay dividends for the foreseeable future.

        We have never declared or paid any dividends on our ordinary shares. We currently intend to retain any earnings to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the future. In addition, our ability to pay dividends on our ordinary shares may be limited by restrictions under the terms of one of our credit agreements. As a result, you may only receive a return on your investment in our ordinary shares if the market price of our ordinary shares increases.

Risks Related to Our Business

In Curaçao, our customer is dependent on Petróleos de Venezuela S.A., or PDVSA (the state-owned oil company of Venezuela), and any financial or other issues our customer experiences with PDVSA could adversely affect our results of operations and financial condition. Further, our water sales agreement is currently scheduled to terminate on December 31, 2019, unless extended, and our customer has provided notice that it is exercising its right to purchase our Curacao desalination facilities, either of which will adversely impact the revenues, results of operations and cash flows of our Seven Seas Water business.

        Our desalination facility in Curaçao sells industrial quality water to Curaçao Refinery Utilities B.V. ("CRU"), a government owned utility that provides utility services to a refinery owned by Refineria di Korsou ("RdK") that is leased to PDVSA. Any financial or other issues RdK experiences with PDVSA could adversely affect our results of operations and financial condition.

        The current term of this water sales agreement expires at the end of 2019, but will be extended to the end of 2022 if our customer's contract with RdK is extended as a result of RdK's negotiations with PDVSA.

        There can be no assurances that our customer will extend the lease of the refinery to PDVSA or that this water sales agreement will be extended or renewed, whether or not our customer is successful in securing a new tenant for the refinery. The expiration of this water sales agreement would materially reduce the revenues, results of operations and cash flows of our Seven Seas Water business.

        In addition, on June 28, 2019, we received formal notice from CRU that it is exercising its right to purchase our desalination facilities pursuant to the existing water supply agreement. The contractual buy-out right requires payment to be made at the contract expiration date. The applicable buy-out amount, if the buyout is consummated, will be either $3.5 million on December 31, 2019 or, if CRU's contract with RdK is extended, $2.5 million on December 31, 2022. For the year ended December 31, 2018, our revenue under this water supply agreement comprised $7.7 million (or 5.3%) of our total consolidated revenue of $145.6 million. The expiration of this water supply agreement and purchase of the desalination facilities will adversely impact the revenues, results of operations and cash flows of our Seven Seas Water business.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $65.5 million, or approximately $75.4 million if the underwriters exercise their option to purchase additional shares in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and other general corporate purposes. We have broad discretion as to the application of the proceeds used for working capital and other general corporate purposes. We may use a portion of the net proceeds that we receive to acquire or invest in complementary businesses, products, services, technologies or other assets. As part of our expansion strategy, we may acquire complementary businesses. For our Seven Seas Water business, we may seek to acquire additional desalination and water treatment plants. Potential acquisition candidates include individual plants and businesses that operate multiple plants. For our Quench business, potential acquisition candidates include local dealers as well as businesses with broader regional or national customer bases. We routinely identify and evaluate potential acquisition candidates and engage in discussions and negotiations regarding potential acquisitions. There can be no assurance that any of our discussions or negotiations will result in an acquisition. Further, if we make any acquisitions, there can be no assurance that we will be able to integrate and operate the acquired plants or businesses profitably or otherwise successfully implement our expansion strategy.

        Pending the use of net proceeds from this offering as described above, we plan to invest the net proceeds that we receive in this offering in short-term and intermediate-term interest-bearing obligations, investment-grade investments, certificates of deposit, or direct or guaranteed obligations of the U.S. government. You will not have an opportunity to evaluate the economic, financial or other information on which we base our decisions regarding the use of these proceeds.

 DILUTION

        If you invest in our ordinary shares in this offering, your ownership interest will be diluted to the extent of the difference between the price per share of our ordinary shares in this offering and the as adjusted net tangible book value per share of our ordinary shares immediately after this offering.

        As of March 31, 2019, we had net tangible book value of approximately $(73.8) million, or $(2.74) per ordinary share, based upon 26,934,379 ordinary shares outstanding as of that date. Historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding ordinary shares.

        After giving effect to the sale of 4,100,000 ordinary shares by us in this offering at a price of $16.88 per share, and after deducting underwriting discounts and commissions, and estimated offering expenses payable by us, our as adjusted net tangible book value would have been approximately $(8.3) million, or approximately $(0.27) per ordinary share, as of March 31, 2019. This represents an immediate increase in net tangible book value of approximately $2.47 per share to existing shareholders and an immediate dilution of approximately $17.15 per share to new investors. The following table illustrates this calculation on a per share basis:

Public offering price per share		$16.88
Historical net tangible book value per share as of March 31, 2019	$(2.74)
Increase in net tangible book value per share attributable to this offering	2.47

As adjusted net tangible book value per share after this offering		(0.27)

Dilution per share to new investors		$17.15

        The information above assumes that the underwriters do not exercise their option to purchase additional shares. If the underwriters exercise in full their option to purchase 615,000 additional ordinary shares, the as adjusted net tangible book value after this offering would be $0.05 per share, representing an increase in net tangible book value of $2.79 per share to existing shareholders and immediate dilution in net tangible book value of $16.83 per share to investors purchasing our ordinary shares in this offering at the public offering price.

        The foregoing table and discussion is based on 26,934,379 ordinary shares outstanding as of March 31, 2019, and excludes:

  •
  3,497,092 ordinary shares issuable upon the exercise of share options outstanding as of March 31, 2019, at a weighted average exercise price of $18.27 per share;

  •
  680,335 ordinary shares issuable upon the vesting of restricted share units outstanding as of March 31, 2019;

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  53,027 ordinary shares issuable upon the settlement of phantom share units outstanding as of March 31, 2019;

  •
  4,347,330 ordinary shares reserved for future issuance under our equity incentive plans as of March 31, 2019; and

        To the extent that any of these options are exercised, restricted share units vest, phantom share units settle, new equity grants are issued under our equity incentive plans and subsequently exercised, or we issue additional ordinary shares in the future, there will be further dilution to the investors participating in this offering. In addition, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

 DIVIDEND POLICY

        We have never declared or paid any dividends on our ordinary shares. We currently intend to retain any earnings to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the future. In addition, our ability to pay dividends on our ordinary shares may be limited by restrictions under the terms of one of our credit agreements. As a result, you may only receive a return on your investment in our ordinary shares if the market price of our ordinary shares increases.

 CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of our ordinary shares by a U.S. holder (as defined below). This summary addresses only the U.S. federal income tax considerations for U.S. shareholders that are initial purchasers of the shares pursuant to the offering and that will hold such shares as capital assets for U.S. federal income tax purposes. This summary does not address all U.S. federal income tax matters that may be relevant to a particular U.S. holder. This summary does not address tax considerations applicable to a holder of our ordinary shares that may be subject to special tax rules including, without limitation, the following:

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  banks, financial institutions or insurance companies;

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  brokers, dealers or traders in securities, currencies, commodities, or notional principal contracts;

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  tax-exempt entities or organizations, including an "individual retirement account" or "Roth IRA" as defined in Section 408 or 408A of the Code, respectively;

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  real estate investment trusts, regulated investment companies or grantor trusts;

  •
  persons that hold the Shares as part of a "hedging," "integrated" or "conversion" transaction or as a position in a "straddle" for U.S. federal income tax purposes;

  •
  partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or persons that will hold the Shares through such an entity;

  •
  certain former citizens or long-term residents of the United States;

  •
  shareholders that own directly, indirectly, or through attribution 10% or more of the voting power or value of the Shares; and

  •
  shareholders that have a "functional currency" for U.S. federal income tax purposes other than the U.S. dollar.

        Further, this summary does not address the U.S. federal estate, gift, or alternative minimum tax considerations, or any U.S. state, local, or non-U.S. tax considerations of the acquisition, ownership and disposition of the Shares.

        This description is based on the Internal Revenue Code of 1986, as amended (the "Code"); existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder; and administrative and judicial interpretations thereof, in each case as in effect and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively, and to differing interpretations, all of which could affect the tax considerations described below. There can be no assurances that the U.S. Internal Revenue Service (the "IRS") will not take a contrary or different position concerning the tax consequences of the acquisition, ownership and disposition of the Shares or that such a position would not be sustained. Shareholders are urged to consult their own tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning, and disposing of the Shares in their particular circumstances.

        For the purposes of this summary, a "U.S. holder" is a beneficial owner of our ordinary shares that is (or is treated as), for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, or other entity that is treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

        If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our ordinary shares, the U.S. federal income tax consequences relating to an investment in the shares will depend in part upon the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its tax advisor regarding the U.S. federal income tax considerations of acquiring, owning and disposing of our ordinary shares in its particular circumstances.

        As indicated below, this discussion is subject to U.S. federal income tax rules applicable to a "passive foreign investment company," or a PFIC.

        Persons considering an investment in our ordinary shares are urged to consult their own tax advisors as to the particular tax consequences applicable to them relating to the acquisition, ownership and disposition of the Shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Distributions

        Although we do not currently plan to pay dividends, and subject to the discussion under "Passive Foreign Investment Company Considerations," below, the gross amount of any distribution actually or constructively received by a U.S. holder with respect to our ordinary shares will be taxable to the U.S. holder as a dividend to the extent of the U.S. holder's pro rata share of our current and accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder's adjusted tax basis in the shares. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as either long-term or short-term capital gain depending upon whether the U.S. holder has held the shares for more than one year as of the time such distribution is received. However, since we may not calculate our earnings and profits under U.S. federal income tax principles, a U.S. holder should assume that any distribution will be reported as a dividend. Non-corporate U.S. holders may qualify for the preferential rates of taxation with respect to dividends on our ordinary shares applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year) applicable to qualified dividend income (as discussed below) if we are a "qualified foreign corporation" and certain other requirements (discussed below) are met. A non U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on shares of stock that are readily tradable on an established securities market in the United States. Our ordinary shares will be listed on the NYSE, which is an established securities market in the United States, and we expect the shares to be readily tradable on the NYSE. However, there can be no assurance that the shares will be considered readily tradable on an established securities market in the United States in later years. If they are, and subject to the discussion under "Passive Foreign Investment Company Considerations," below, such dividends paid by us will generally be "qualified dividend income" in the hands of individual U.S. holders, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. Any dividend income that a U.S. Holder realizes generally will be treated as foreign source income for foreign tax credit limitation purposes.

The dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. holders.

Sale, Exchange or Other Taxable Disposition of the Shares

        A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other taxable disposition of our ordinary shares in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder's tax basis for those shares. Subject to the discussion under "Passive Foreign Investment Company Considerations" below, this gain or loss will generally be a capital gain or loss. The initial tax basis in the Shares generally will be equal to the cost of such shares. Capital gain from the sale, exchange or other taxable disposition of shares of a non-corporate U.S. holder is generally eligible for a preferential rate of taxation applicable to capital gains, if the non-corporate U.S. holder's holding period determined at the time of such sale, exchange or other taxable disposition for such shares exceeds one year (i.e., such gain is long-term taxable gain). The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code. Any such gain or loss that a U.S. holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

Medicare Tax

        Certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their "net investment income," which may include all or a portion of their dividend income and net gains from the disposition of our ordinary shares. Each U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the shares.

Passive Foreign Investment Company Considerations

        Based on the current and anticipated value of our assets and the composition of our income, assets and operations, we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you that the IRS will not take a contrary position. A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either (i) at least 75% of its gross income is passive income; or (ii) at least 50% of its gross assets (determined on the basis of a quarterly average) is attributable to assets that produce passive income or are held for the production of passive income.

        A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year. As a result, our PFIC status may change. In particular, the total value of our assets for purposes of the asset test generally will be calculated using the market price of our shares, which may fluctuate considerably. Accordingly, fluctuations in the market price of our shares may result in our being a PFIC for any taxable year. In addition, the composition of our income and assets is affected by how, and how quickly, we spend the cash we raise in any offering, including this offering.

        If we are a PFIC for any taxable year during which you hold shares, you will be subject to special tax rules with respect to any "excess distribution" that you receive and any gain you realize from a sale or other disposition of shares. Under these special tax rules (i) the excess distribution or gain will be allocated ratably over your holding period for the shares, (ii) the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income, and (iii) the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

        Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment of the shares). We do not intend to provide the information necessary for U.S. Holders of our shares to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for an investment in a PFIC described above. If we are treated as a PFIC with respect to you for any taxable year, to the extent any of our subsidiaries are also PFICs, you may be deemed to own shares in such lower-tier PFICs. An election for mark-to-market treatment would likely not be available with respect to any such subsidiaries. You are urged to consult your tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

Controlled Foreign Corporation Considerations

        Each "Ten Percent Shareholder" (as defined below) in a non-U.S. corporation that is classified as a "controlled foreign corporation," or a CFC, for U.S. federal income tax purposes generally is required to include in income for U.S. federal tax purposes such Ten Percent Shareholder's pro rata share of the CFC's "Subpart F income" and investment of earnings in U.S. property, even if the CFC has made no distributions to its shareholders. Each Ten Percent Shareholder is also required to include in gross income its "global intangible low-taxed income," (within the meaning of Code Section 951A) which is determined by reference to the income of CFCs of which such Ten Percent Shareholder is a Ten Percent Shareholder. Ten Percent Shareholders that are corporations may be entitled to a deduction equal to the foreign portion of any dividend when a dividend is paid. A non-U.S. corporation generally will be classified as a CFC for U.S. federal income tax purposes if Ten Percent Shareholders own in the aggregate, directly or indirectly, more than 50% of either the total combined voting power of all classes of stock of such corporation entitled to vote or of the total value of the stock of such corporation. A "Ten Percent Shareholder" is a U.S. person (as defined by the Code), who owns or is considered to own 10% or more of the total combined voting power of all classes of stock entitled to vote of such corporation or 10% or more of the value of all classes of stock of such corporation. The determination of CFC status is complex and includes attribution rules, the application of which is not entirely certain. We may currently be a CFC, and we may continue to be a CFC. In addition, even if we are not currently a CFC, it is possible that one or more shareholders treated as U.S. persons for U.S. federal income tax purposes will acquire, directly or indirectly, enough shares to be treated as a Ten Percent Shareholder after application of the constructive ownership rules and, together with any other Ten Percent Shareholders of the company, cause the company to be treated as a CFC for U.S. federal income tax purposes in the future. Holders are urged to consult their own tax advisors with respect to the potential adverse U.S. tax consequences of becoming a Ten Percent Shareholder in a CFC.

Backup Withholding and Information Reporting

        U.S. holders generally will be subject to information reporting requirements with respect to dividends on our ordinary shares and on the proceeds from the sale, exchange or disposition of our ordinary shares that are paid within the United States or through U.S.-related financial intermediaries, unless the U.S. holder is an "exempt recipient." In addition, U.S. holders may be subject to backup withholding on such payments, unless the U.S. holder provides a taxpayer identification number and a duly executed IRS Form W-9 or otherwise establishes an exemption. Backup withholding is not an additional tax, and the amount of any backup withholding will be allowed as a credit against a U.S. holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Asset Reporting

        Certain U.S. holders who are individuals are required to report information relating to an interest in our ordinary shares, subject to certain exceptions (including an exception for shares held in accounts maintained by U.S. financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of our ordinary shares.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE SHARES IN LIGHT OF THE INVESTOR'S OWN CIRCUMSTANCES.

UNDERWRITING

        Citigroup Global Markets Inc., or "Citigroup," RBC Capital Markets, LLC, or "RBC," and UBS Securities LLC, or "UBS," are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Canaccord Genuity LLC and Raymond James & Associates, Inc. are also acting as joint book-running managers of the offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter's name.

Underwriter	Number of Shares
Citigroup Global Markets Inc.	1,353,000
RBC Capital Markets, LLC	820,000
UBS Securities LLC	533,000
Raymond James & Associates, Inc.	389,500
Canaccord Genuity LLC	328,000
JMP Securities LLC	246,000
B. Riley FBR, Inc.	184,500
Lake Street Capital Markets, LLC	123,000
Roth Capital Partners, LLC	123,000

Total	4,100,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the underwriters' option to purchase additional shares described below) if they purchase any of the shares.

        Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $0.45576 per share. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        If the underwriters sell more shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 615,000 additional shares at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter's initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

        We, our officers and directors and Element Partners have agreed that, for a period of 90 days from the date of this prospectus supplement, we and they will not, without the prior written consent of Citigroup, dispose of or hedge any shares or any securities convertible into or exchangeable for our shares. These lock up agreements will provide, where applicable, customary exceptions to the foregoing restrictions. Citigroup in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

        The shares are listed on the New York Stock Exchange under the symbol "WAAS."

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

	Paid by AquaVenture Holdings Limited
	No Exercise	Full Exercise
Per share	$0.7596	$0.7596
Total	$3,114,360	$3,581,514

        We estimate that our portion of the total expenses of this offering will be $620,000.

        We have engaged Solebury Capital LLC, or "Solebury," an independent financial adviser and a member of FINRA, to provide certain financial consulting services in connection with the offering, including advice with respect to selection of underwriters for this offering, deal structuring, fee and economics recommendations, distribution strategy recommendations and preparation of presentation materials. The underwriters have agreed to reimburse us in an amount up to 3.5% of the aggregate underwriting discounts and commissions earned by the underwriters from this offering (including those related to the exercise of the underwriters option to purchase additional shares) for such financial consulting services provided by Solebury in connection with the offering.

        In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters' option to purchase additional shares, and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

  •
  "Covered" short sales are sales of shares in an amount up to the number of shares represented by the underwriters' option to purchase additional shares.

  •
  "Naked" short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters' option to purchase additional shares.

  •
  Covering transactions involve purchases of shares either pursuant to the underwriters' option to purchase additional shares or in the open market in order to cover short positions.

  •
  To close a naked short position, the underwriters must purchase shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  To close a covered short position, the underwriters must purchase shares in the open market or must exercise the option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters' option to purchase additional shares.

  •
  Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Conflicts of Interest

        The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

        In addition, affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under our credit facility. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

        Any distributor subject to Directive 2014/65/EU (as amended "MiFID II") subsequently offering, selling or recommending the securities is responsible for undertaking its own target market assessment in respect of the securities and determining the appropriate distribution channels for the purposes of the MiFID product governance rules under Commission Delegated Directive (EU) 2017/593 ("Delegated Directive"). None of we, or any of the underwriters make or makes any representations or warranties as to a distributor's compliance with the Delegated Directive.

        This prospectus supplement has been prepared on the basis that any offer of securities in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of securities. Accordingly any person making or intending to make an offer in that Member State of securities which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the underwriters have authorised, nor do we or they authorise, the making of any offer of securities in circumstances in which an obligation arises for us or the underwriters to publish or supplement a prospectus for such offer.

Neither we nor the underwriters have authorised, nor do we or they authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the securities contemplated in this prospectus supplement.

        The expression "Prospectus Directive" means Directive 2003/71/EC (as amended), and includes any relevant implementing measure in the Member State concerned.

        In relation to each member state of the European Economic Area (each, a "Member State"), an offer to the public of any securities which are the subject of the offering contemplated by this prospectus supplement may not be made in that Member State, except:

  •
  to any legal entity which is a "qualified investor" as defined in the Prospectus Directive;

  •
  to fewer than 150 or natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters or the underwriters nominated by us for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of securities to the public" in relation to the securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered, so as to enable an investor to decide to purchase or subscribe to the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

        Each person in a Member State who receives any communication in respect of, or who acquires any securities under, the offers to the public contemplated in this prospectus supplement, or to whom the securities are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with us and each underwriter that it and any person on whose behalf it acquires securities is: (a) a qualified investor within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive); and (b) in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the securities acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or (ii) where securities have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Directive as having been made to such persons.

Notice to Prospective Investors in the United Kingdom

        This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

        Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the shares to the public in France. Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

        The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The shares offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the "SFA")) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; where no consideration is or will be given for the transfer; where the transfer is by operation of law; or as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

        The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

        Certain legal matters with respect to U.S. securities law in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters with respect to British Virgin Islands law in connection with the validity of the shares being offered by this prospectus and other legal matters will be passed upon for us by Conyers Dill & Pearman. Certain legal matters with respect to U.S. securities law in connection with this offering will be passed upon for the underwriters by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

EXPERTS

        The consolidated financial statements of AquaVenture Holdings Limited as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of AUC Acquisition Holdings, LLC and Subsidiaries included in Exhibit 99.1 of AquaVenture Holdings Limited's Current Report on Form 8-K/A filed with the SEC on January 4, 2019 have been incorporated by reference herein in reliance on the report of Carr, Riggs & Ingram, LLC, independent auditors, incorporated by reference herein, given upon the authority of that firm as experts in accounting and auditing.

        The consolidated financial statements of Pure Health Solutions, Inc. included in Exhibit 99.1 of AquaVenture Holdings Limited's Current Report on Form 8-K/A filed with the SEC on February 27, 2019 have been incorporated by reference herein in reliance on the report of RSM US LLP, independent auditors, incorporated by reference herein, given upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the ordinary shares offered by this prospectus supplement. This prospectus supplement does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. You should read the registration statement and its exhibits and schedules carefully for provisions that may be important to you.

        We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC's electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC's home page on the Internet (www.sec.gov).

        We have the authority to designate and issue more than one class or series of shares having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See "Description of Capital Stock" in the accompanying prospectus. We will furnish a full statement of the relative rights and preferences of each class or series of our shares which has been so designated and any restrictions on the ownership or transfer of our shares to any shareholder upon request and without charge.

        Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus supplement or the accompanying prospectus.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. The following documents filed with the SEC pursuant to the Exchange Act are incorporated herein by reference (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 11, 2019, as amended by the amendment to our annual report on Form 10-K/A for the fiscal year ended December 31, 2018, filed with the SEC on April 26, 2019 (including the portions of our proxy statement for our 2019 Annual Meeting of Shareholders incorporated by reference therein);

  •
  Quarterly Report on Form 10-Q for the period ended March 31, 2019, filed with the SEC on May 8, 2019;

  •
  Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2019, to the extent the information therein is filed and not furnished;

  •
  Current Reports on Form 8-K filed with the SEC on February 25, 2019, April 18, 2019, April 26, 2019, and June 10, 2019, and Current Reports on Form 8-K/A filed with the SEC on January 7, 2019 and February 7, 2019, respectively;

  •
  The description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on October 4, 2016 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

  •
  The historical financial information set forth in Exhibits 99.1, 99.2 and 99.3 to the Form S-3/A (File No. 333-230195) of which this prospectus supplement forms a part.

        In addition, this prospectus supplement incorporates by reference all documents and reports that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the completion or termination of this offering of common stock even though they are not specifically identified in this prospectus supplement, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered "filed" under the Exchange Act. These documents include, without limitation, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as proxy statements.

        Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

        We will provide the materials provided above upon written or oral request without charge. Such requests must be made to Conyers Corporate Services (BVI) Limited, Secretary, at AquaVenture Holdings Limited, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110, with a copy to Lee S. Muller, Assistant Secretary, Seven Seas Water Corporation, 14400 Carlson Circle, Tampa, FL 33626 or (813) 855-8636.

        This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of each respective document.

PROSPECTUS

$250,000,000

Ordinary Shares
Preferred Shares
Debt Securities
Warrants
Units

        We may offer securities, warrants, units, debt securities, ordinary shares or preferred shares from time to time. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the other securities so listed. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The securities offered by us pursuant to this prospectus will have an aggregate public offering price of up to $250,000,000.

        The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus.

        You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

        Our ordinary shares are listed on New York Stock Exchange under the symbol "WAAS." On May 13, 2019, the last reported sale price for our ordinary shares, as reported on the New York Stock Exchange, was $18.51 per share.

        We are an "emerging growth company" as defined under the federal securities laws and, as such, are eligible to comply with certain reduced public company reporting requirements.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading "Risk Factors" contained in this prospectus beginning on page 1 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 17, 2019.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf registration process, we may sell from time to time any combination of the securities described in this prospectus having an aggregate public offering price of $250,000,000 in one or more offerings. This prospectus provides you with a general description of the securities we may offer. When we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" and "Incorporation Of Certain Information By Reference."

        You should rely only on the information contained in or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        Unless otherwise specified, references in this report to the "Company", "AquaVenture", "we", "us" and "our" refer to both AquaVenture Holdings LLC and its subsidiaries prior to our corporate reorganization effected immediately prior to our initial public offering and AquaVenture Holdings Limited and its subsidiaries following our corporate reorganization in 2016.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including (i) our annual report on Form 10-K for the fiscal year ended December 31, 2018, as amended, which is on file with the SEC and is incorporated herein by reference, and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents that we incorporate by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are often identified by the use of words such as, but not limited to, "anticipate,"

"believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "will," "plan," "project," "seek," "should," "target," "will," "would," and similar expressions or variations intended to identify forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us up to, and including, the date of this document. We expressly disclaim any obligation to update any such forward-looking statements to reflect events or circumstances that arise after the date hereof. Such forward-looking statements are subject to risks, uncertainties and other important factors which could cause our actual results could differ materially from those discussed herein.

        This prospectus contains forward-looking statements that are based on our management's belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

        These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under "Item 1A: Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and the section of any accompanying prospectus supplement entitled "Risk Factors."

        The forward-looking statements in this prospectus and the documents incorporated by reference represent our views as of their respective dates. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we assume no obligation to update or revise any forward-looking statements except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the dates on which they were made.

        This prospectus and the documents incorporated by reference also contain estimates, projections and other information concerning our industry and our business. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, general publications, government data and similar sources.

THE COMPANY

        This summary provides a brief overview of the key aspects of AquaVenture Holdings Limited and certain material terms of the securities that may be offered that are known as of the date of this prospectus. Before you decide to invest in our securities, you should carefully consider the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under "Item 1A: Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended, and our Current Reports on Form 8-K, and the section of any accompanying prospectus supplement entitled "Risk Factors."

        For a more complete understanding of the terms of a particular issuance of offered securities, and before making your investment decision, you should carefully read:

  •
  this prospectus, which explains the general terms of the securities that we may offer;

  •
  the accompanying prospectus supplement for such issuance, which explains the specific terms of the securities being offered and which may update or change information in this prospectus; and

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  the documents referred to in "Where You Can Find More Information" for information about us, including our financial statements.

Company Overview

        AquaVenture Holdings Limited is a multinational provider of Water-as-a-Service®, or WAAS®, solutions that provide our customers with a reliable and cost-effective source of clean drinking water, processed water and wastewater treatment and water reuse solutions primarily under long-term contracts that minimize capital investment by the customer. We believe our WAAS business model offers a differentiated value proposition that generates long-term customer relationships, recurring revenue, predictable cash flow and attractive rates of return. We generate revenue from our operations in North America, the Caribbean and South America, and are pursuing expansion opportunities in North America, the Caribbean, South America, Africa, the Middle East and other select markets.

        We deliver our WAAS solutions through two operating platforms: Seven Seas Water and Quench. Seven Seas Water is a multinational provider of desalination, wastewater treatment, and water reuse solutions to governmental, municipal (including utility districts), industrial, property developer and hospitality customers. Our desalination solutions provide more than 8.5 billion gallons per year of potable, high purity industrial grade and ultra-pure water (which is water that is treated to meet higher purity standards required for industrial, semiconductor, utility or pharmaceutical applications). Our wastewater treatment and water reuse solutions, which include plants ranging in capacity from 5,000 gallons per day, or GPD, to more than 1.5 million GPD, are provided through more than 80 leases with customers. Quench is a U.S.-based provider of Point-of-Use, or POU, filtered water systems and related services through direct and indirect sales channels. Through its direct sales channel, Quench primarily rents and services POU units to approximately 50,000 institutional and commercial customers in the United States and Canada, including more than half of the Fortune 500. Quench's typical initial rental contract is three years in duration and contains an automatic renewal provision. Our annual unit attrition rate, at December 31, 2018, was approximately 7.5%, implying an average rental period of more than 12 years. We define "annual unit attrition rate" as a ratio, the numerator of which is the total number of removals of company-owned and billed rental units during the trailing 12-month period, and the denominator of which is the average number of company-owned and billed rental units during the same 12-month period. Through our indirect sales channel, we provide POU systems, filters, parts and services to networks of approximately 250 dealers and retailers predominantly in North America.

        We are led by a talented management team with extensive industry experience, engineering knowledge, operational expertise and financial expertise and leverage our operating and engineering expertise to develop and deliver highly reliable WAAS solutions by applying proven water purification and wastewater technologies. We believe that we are well positioned to capitalize on global growth opportunities driven by population growth, increasing urbanization and water scarcity, increasing focus on health and wellness, wastewater treatment and solutions, and the environmental impact of bottled water consumption. We believe our focus on delivering best-in-class service and efficiency to our customers will continue to lead to substantial new business, contract extensions and customer expansion opportunities. In addition, we also have a demonstrated track record of identifying, executing and integrating acquisitions, with Seven Seas Water and Quench having completed 29 transactions from

2007 through 2018. We plan to continue to pursue acquisitions that will expand our geographic presence, broaden our service offerings and allow us to move into additional markets.

        As of December 31, 2018, we had 665 employees.

        The mailing address of our principal executive office is c/o Conyers Corporate Services (BVI) Limited, Commerce House, Wickhams Cay 1, P.O. Box 3140 Road Town, British Virgin Islands VG1110.

The Securities We May Offer

        We may use this prospectus to offer any of the following types of securities having an aggregate public offering price of $250,000,000:

  •
  ordinary shares;

  •
  preferred shares;

  •
  debt securities;

  •
  warrants; and

  •
  units.

        We may issue securities of the types listed above which are convertible or exchangeable for other securities so listed.

        When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

        A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Listing

        Our ordinary shares are listed on New York Stock Exchange under the symbol "WAAS." If any other securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so state.

RATIO OF EARNINGS TO FIXED CHARGES

        As applicable, our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities or preference securities in the future.

USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement or related free writing prospectus, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include, but are not limited to, working capital and other general corporate purposes.

        We may use a portion of the net proceeds that we receive to acquire or invest in complementary businesses, products, services, technologies or other assets. As part of our expansion strategy, we may acquire complementary businesses. For our Seven Seas Water business platform, we may seek to acquire complementary businesses that will align with either our desalination or wastewater treatment and water reuse solutions. Potential acquisition candidates include individual plants and businesses that operate multiple plants. For our Quench platform, potential acquisition candidates include local dealers as well as businesses with broader regional or national customer bases. We routinely identify and evaluate potential acquisition candidates and engage in discussions and negotiations regarding potential acquisitions. There can be no assurance that any of our discussions or negotiations will result in an acquisition. Further, if we make any acquisitions, there can be no assurance that we will be able to operate the acquired plants or businesses profitably or otherwise successfully implement our expansion strategy.

        Pending the use of proceeds from this offering as described above, we plan to invest the net proceeds that we receive in this offering in short-term and intermediate-term interest-bearing obligations, investment-grade investments, certificates of deposit, or direct or guaranteed obligations of the U.S. government. You will not have an opportunity to evaluate the economic, financial or other information on which we base our decisions regarding the use of these proceeds.

        We may raise additional funds from time to time through equity or debt financings not involving the issuance of securities described in this prospectus, including borrowings under credit facilities, to finance our business and operations and any acquisitions.

SECURITIES WE MAY OFFER

        This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

 DESCRIPTION OF CAPITAL STOCK

        The following description of our ordinary shares and preferred shares, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our ordinary shares and preferred shares that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our Amended Memorandum and Articles of Association which is included as an exhibit to the registration statement of which this prospectus forms a part, and by applicable law.

Authorized Capital Stock

        We are a company incorporated in the British Virgin Islands, or BVI, on June 17, 2016, and our affairs are governed by the provisions of our memorandum of association and articles of association, as amended and restated from time to time, and by the provisions of applicable British Virgin Islands law.

        As of the date of this prospectus, pursuant to our Amended Memorandum and Articles of Association, we are authorized to issue a maximum of 250,000,000 ordinary shares of no par value.

        As of May 13, 2019, we had 26,950,982 ordinary shares outstanding and no preferred shares outstanding.

Ordinary Shares

Rights Attaching to Shares

Voting Rights

        Holders of our ordinary shares have identical rights, including dividend and liquidation rights. Except as required by any applicable law or as provided for in this prospectus, the holders of ordinary shares will vote together on all matters (including the election of directors) submitted to a vote of shareholders.

        Under the BVI Business Companies Act 2004 (the "BVI Act"), the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members is maintained by our transfer agent, Computershare Trust Company, N.A., which will enter the name of our shareholders in our register of members on the closing of the offering. If (a) information that is required to be entered in the register of shareholders is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

        Subject to any rights or restrictions attached to any shares, at any general meeting every shareholder of record who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy shall have one vote and on a poll every shareholder present in person (or, in the case of a shareholder being a corporation, by its duly appointed representative) or by proxy shall have one vote for each share which such shareholder is the holder. The chairman at the meeting is responsible for deciding in such manner as he considers appropriate whether any resolution has been carried or not, unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken.

        No shareholder shall be entitled to vote or be reckoned in a quorum, in respect of any share, unless such shareholder is registered as our shareholder at the applicable record date for that meeting. Shareholders may not pass written resolutions without a meeting unless the action to be effected by written consent has expressly been approved in advance by our board of directors.

        There is nothing under the laws of the British Virgin Islands which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors, unlike the requirement under Delaware General Corporation Law where cumulative voting for the election of directors is permitted only if expressly authorized in the certificate of incorporation. We have made provisions in our Amended Memorandum and Articles of Association to prohibit cumulative voting for such elections.

Protection of Minority Shareholders

        Under the laws of the British Virgin Islands, there is limited statutory law for the protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder remedies. The principal protections under statutory law are unfair prejudice relief and an action to enforce the BVI Act or the constituent documents of the corporation, our Amended Memorandum and Articles of Association brought by the shareholders. Shareholders are entitled to have our affairs conducted in accordance with the BVI Act and the Amended Memorandum and Articles of Association.

        There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the common law of the British Virgin Islands is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company's affairs by the majority or the board of directors and that the principal remedy for an aggrieved minority shareholder was presentation of a winding up petition on just and equitable grounds. The BVI Act amplifies this position by providing that a shareholder is not entitled to bring an action or intervene in proceedings in the name of or on behalf of a BVI company. Every shareholder is entitled to have the affairs of the company conducted properly according to British Virgin Islands law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company's Amended Memorandum and Articles of Association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of many states in the United States.

        When we issue ordinary shares under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Pre-Emption Rights

        British Virgin Islands law does not make a distinction between public and private companies and some of the protections and safeguards (such as statutory pre-emption rights, save to the extent that they are expressly provided for in the Amended Memorandum and Articles of Association) that investors may expect to find in relation to a public company are not provided for under British Virgin Islands law. There are no pre-emption rights applicable to the issuance of new shares under either British Virgin Islands law or our Amended Memorandum and Articles of Association.

Liquidation Rights

        As permitted by British Virgin Islands law and our Amended Memorandum and Articles of Association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities.

Modification of Rights

        As permitted by British Virgin Islands law, and our Amended Memorandum and Articles of Association, we may vary the rights attached to our ordinary shares only by a resolution passed at a meeting by the holders of at least a majority of the votes cast at a separate meeting of the holders of the ordinary shares.

Transfer of Shares

        Subject to any applicable restrictions set forth in our Amended Memorandum and Articles of Association, any of our shareholders may transfer all or any of his or her shares by a written instrument of transfer in the usual or common form or in any other form which our directors may approve.

        Our board of directors may, in its absolute discretion, resolve to refuse or delay the registration of any transfer of any share for reasons that shall be specified in a resolution of the directors. If our directors refuse or delay the registration of a transfer they shall, as soon as practicable, send to each of the transferor and the transferee notice of such refusal or delay in the agreed form.

Share Repurchase

        As permitted by the BVI Act and our Amended Memorandum and Articles of Association, shares may be repurchased, redeemed or otherwise acquired and held by us.

Forfeiture

        BVI law does not impose any procedures or timelines whereby the board may make calls on shareholders in terms of outstanding taxes or fees. However, where a par value share is issued by a BVI company and is not fully paid, then section 47(3) of the BVI Act provides that the person to whom the share is issued is liable to pay to the company an amount equal to the difference between the price and the par value.

        In addition to the position under the BVI Act, article 7 of our Amended Memorandum and Articles of Association sets out certain forfeiture procedures with respect to shares that are not fully paid on issue. Therefore, we may deliver a written call notice requiring payment within 14 days from the date of service of the notice. If the shareholder fails to pay for the shares, at or before the time set out in the notice, the shares may be forfeited.

        However, notwithstanding the forfeiture provisions in the Amended Memorandum and Articles of Association, our ordinary shares have no par value and the forfeiture provisions will not apply in respect of such shares.

Dividends

        Subject to the BVI Act and our Amended Memorandum and Articles of Association, our directors may, by resolution, authorize a distribution to shareholders at such time and of such an amount as they think fit, if they are satisfied, on reasonable grounds, that, immediately after the distribution, we will satisfy the "solvency test" and a directors' resolution includes a statement to that effect. A company will satisfy the solvency test if (i) the value of the company's assets exceeds its liabilities; and (ii) the company is able to pay its debts as they fall due. Where a distribution is made to a shareholder at a time when the company did not, immediately after the distribution, satisfy the solvency test, it may be recovered by the company from the shareholder unless (i) the shareholder received the distribution in good faith and without knowledge of the company's failure to satisfy the solvency test; (ii) the shareholder has altered his position in reliance on the validity of the distribution; and (iii) it would be unfair to require repayment in full or at all.

Board of Directors

        We are managed by a board of directors which currently consists of nine directors. Our Amended Memorandum and Articles of Association provide that the board of directors shall fix the maximum number of directors.

        Our shareholders may, pursuant to our Amended Memorandum and Articles of Association, at any time remove any director before the expiration of his or her period of office only for cause and only upon a resolution approved at a duly convened and constituted meeting of the shareholders by the affirmative vote of three-quarters or more of the votes of such shareholders entitled to vote and voting on the resolution. Subject to our Amended Memorandum and Articles of Association, the directors will have power at any time and from time to time to appoint any person to be a director, either as an addition to the existing directors or to fill a vacancy as long as the total number of directors does not at any time exceed the maximum number fixed by or in accordance with our Amended Memorandum and Articles of Association (if any).

        There are no share ownership qualifications for directors.

        Meetings of our board of directors may be convened at any time deemed necessary by any of our directors.

        A meeting of our board of directors will be competent to make lawful and binding decisions if at least a majority of the directors are present. At any meeting of our directors, each director is entitled to one vote.

        Questions arising at a meeting of our board of directors are required to be decided by simple majority votes of the directors present or represented at the meeting. Our board of directors may also act by written resolutions consented to by a majority of the members of our board of directors.

        The remuneration to be paid to the directors shall be such remuneration as the directors shall determine, including with respect to reimbursement of out-of-pocket expenses in connection with the performance of duties as director.

Issuance of Additional Ordinary Shares

        Our Amended Memorandum and Articles of Association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

        Our Amended Memorandum and Articles of Association authorize our board of directors from time to time to issue ordinary shares to the extent permitted by the BVI Act.

Changes in Authorized Shares

        We are authorized to issue 250,000,000 ordinary shares. We may by resolution:

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  consolidate and divide all or any of our unissued authorized shares into shares of a larger amount than our existing shares;

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  sub-divide our existing ordinary shares, or any of them into shares of smaller amount than is fixed by our Amended Memorandum and Articles of Association, subject nevertheless to the provisions of the BVI Act;

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  cancel any ordinary shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person; or

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  create new classes of shares with preferences to be determined by the board of directors at the time of authorization without prior shareholder approval.

Inspection of Books and Records

        Under British Virgin Islands law holders of our ordinary shares will be entitled, on giving written notice to us, to inspect and make copies or take extracts of our: (a) Amended Memorandum and Articles of Association; (b) register of shareholders; (c) register of directors; and (d) minutes of meetings and resolutions of shareholders and those classes of shareholders of which he is a shareholder.

        Subject to our Amended Memorandum and Articles of Association, our board of directors may, if they are satisfied that it would be contrary to our interest to allow a shareholder to inspect any document, or part of a document as referenced above, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where our directors exercise their powers in these circumstances, they shall notify the shareholder as soon as reasonably practicable.

Differences in Corporate Law

        We were incorporated under, and are governed by, the laws of the British Virgin Islands. The flexibility available under British Virgin Islands law has enabled us to adopt the Amended

Memorandum and Articles of Association that will provide shareholders with rights that do not vary in any material respect from those they enjoyed under the Delaware General Corporation Law.

Director's Fiduciary Duties

        Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

        British Virgin Islands law provides that every director of a British Virgin Islands company in exercising his powers or performing his duties, shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account the nature of the company, the nature of the decision and the position of the director and his responsibilities. In addition, British Virgin Islands law provides that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes British Virgin Islands law or the memorandum and articles of association of the company.

Conflicts of Interest

        Pursuant to the BVI Act and our Amended Memorandum and Articles of Association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

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  vote on a matter relating to the transaction;

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  attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

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  sign a document on behalf of the company, or do any other thing in his capacity as a director, that relates to the transaction.

Anti-Money Laundering Laws

        In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

        We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

        If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business, the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Anti-Takeover Provisions

        The BVI Act does not prevent companies from adopting a wide range of defensive measures. Our Amended Memorandum and Articles of Association contain the following provisions which may be regarded as defensive measures:

            (i)  a requirement of the affirmative vote of two-thirds or more of the shares entitled to vote on special matters such as mergers or acquisitions;

           (ii)  the prevention of "business combinations" with "interested shareholders" for a period of three years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in accordance with our articles of association by a general meeting of our shareholders or satisfies other requirements specified in our articles of association;

          (iii)  directors' ability, in their absolute discretion, to decline to register any transfer of shares where it reasonably determines that it is in the best interest of our company to do so;

          (iv)  our board of directors' ability to issue, from time to time, one or more classes of preferred shares and, with respect to each such class, to fix the terms thereof by resolution;

           (v)  restrictions on the ability of shareholders to call meetings and bring proposals before meetings;

          (vi)  elimination of the ability of shareholders to act by written consent;

         (vii)  the requirement of the affirmative vote of two-thirds of the shares entitled to vote to amend certain provisions of our Amended Memorandum and Articles of Association;

        (viii)  a staggered board of directors, consisting of three classes, with each class chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our shareholders;

          (ix)  removal of directors only for cause and upon the resolution of our shareholders holding at least 75% of the votes of those shareholders entitled to vote and voting on such resolution.

Written Consent of Directors

        Under Delaware corporate law, a written consent of the directors must be unanimous to take effect. Under British Virgin Islands law and our memorandum and articles of association, only a majority of the directors are required to sign a written consent.

Written Consent of Shareholders

        Under Delaware corporate law, unless otherwise provided in the certificate of incorporation, any action to be taken at any annual or special meeting of shareholders of a corporation may be taken by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take that action at a meeting at which all shareholders entitled to vote were present and voted. As permitted by British Virgin Islands law, our Amended Memorandum and Articles of Association provides that no shareholder action may be taken by written consent.

Interested Directors

        The BVI Act provides that a director shall, after becoming aware that he is interested in a transaction entered into or to be entered into by the company, disclose that interest to the board of directors of the company. The failure of a director to disclose that interest does not affect the validity of a transaction entered into by the director or the company, so long as the director's interest was disclosed to the board prior to the company's entry into the transaction or was not required to be disclosed (for example where the transaction is between the company and the director himself or is otherwise in the ordinary course of business and on the usual terms and conditions). As permitted by British Virgin Islands law and our Amended Memorandum and Articles of Association, a director interested in a particular transaction may vote on it, attend meetings at which it is considered, and sign documents on our behalf which relate to the transaction.

Voting Rights and Quorum Requirements

        Under British Virgin Islands law, the voting rights of shareholders are regulated by our Amended Memorandum and Articles of Association and, in certain circumstances, the BVI Act. The Amended Memorandum and Articles of Association will govern matters such as quorum for the transaction of business, rights of shares, and majority votes required to approve any action or resolution at a meeting of the shareholders or board of directors. Unless the articles of association otherwise provide, the requisite majority is usually a simple majority of votes cast.

Mergers and Similar Arrangements

        Under the BVI Act, two or more companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution approved at a duly convened and constituted meeting of the shareholders of the Company by the affirmative vote of a majority of two thirds (2/3) or more of the votes of the shares entitled to vote thereon which were present at the meeting and voted, or a resolution consented to in writing by the same number of the votes of the Shares entitled to vote thereon.

        Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan or merger or consolidation contains any provision which, if proposed as an amendment to the memorandum and articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

Sale of Assets

        Under Delaware corporate law, a vote of the shareholders is required to approve a sale of assets only when all or substantially all assets are being sold to a person other than a subsidiary of the Company. Under our Amended Memorandum and Articles of Association, however, shareholder approval is not required for any sale, transfer, lease, exchange or other disposition by us, provided, that, under British Virgin Islands law generally, shareholder approval is required when more than 50%

of a company's total assets by value are being disposed of or sold to any person if not made in the usual or regular course of the business carried out by the company.

Shareholder Suits

        We are not aware of any reported class action or derivative action having been brought against the company in a British Virgin Islands court.

        Under the BVI Act, if a company or a director of a company engages in, or proposes to engage in, conduct that contravenes the BVI Act or the memorandum of association or articles of the company, the BVI Court may, on the application of a shareholder or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in that conduct.

        In addition, under the BVI Act, the BVI Court may, on the application of a shareholder of a company, grant leave to that shareholder to bring proceedings in the name and on behalf of that company or to intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave for such derivative actions, the Court must take into account certain matters, including whether the shareholder is acting in good faith, whether the derivative action is in the interests of the company taking account of the views of the company's directors on commercial matters and whether an alternative remedy to the derivative claim is available.

        A shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder. The BVI Act also includes provisions for actions based on oppression, and for representative actions where the interests of the claimant are substantially the same as those of other shareholders.

Corporate Governance

        British Virgin Islands laws do not restrict transactions with directors, requiring only that directors exercise a duty to act honestly, in good faith and in what the directors believe to be in the best interests of the companies for which they serve.

Indemnification

        British Virgin Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide for the indemnification of our officers and directors against all losses or liabilities incurred or sustained by him or her as an officer or director of our company in defending any proceedings, whether civil or criminal and this indemnity only applies if he or she acted honestly and in good faith with a view to our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling us under the foregoing provisions, we have been advised that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Shareholders' Rights under British Virgin Islands Law Generally

        The BVI Act provides for certain remedies that may be available to shareholders. Where a company incorporated under the BVI Act or any of its directors engages in, or proposes to engage in,

conduct that contravenes the BVI Act or the company's memorandum and articles of association, British Virgin Islands courts can issue a restraining or compliance order. However, shareholders can also bring derivative, personal and representative actions under certain circumstances. The traditional English basis for members' remedies has also been incorporated into the BVI Act: where a shareholder of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may apply to the court for an order based on such conduct. In addition, any shareholder of a company may apply to the courts for the appointment of a liquidator of the company and the court may appoint a liquidator of the company if it is of the opinion that it is just and equitable to do so.

        The BVI Act also provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (i) a merger, if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (ii) a consolidation, if the company is a constituent company; (iii) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (a) a disposition pursuant to an order of the court having jurisdiction in the matter, (b) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the shareholders in accordance with their respective interest within one year after the date of disposition, or (c) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (iv) a redemption of 10% or fewer of the issued shares of the company required by the holders of 90% or more of the shares of the company pursuant to the terms of the BVI Act; and (v) an arrangement, if permitted by the court.

        Generally, any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as shareholders as established by a company's memorandum and articles of association.

Registration Rights

        Pursuant to the terms of our fourth amended and restated investors' rights agreement, as of April 26, 2019, the holders of 13,814,033 ordinary shares are entitled to rights with respect to the registration of these shares under the Securities Act as described below.

Demand Registration Rights

        At any time, the holders of at least 50% of the then-outstanding shares having registration rights can request that we file a registration statement covering registrable securities. If the holders requesting registration intend to distribute their shares by means of an underwriting, the underwriters of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares. We are only required to file registration statements that reasonably anticipated aggregate price to the public of such public offering would exceed $5,000,000. We may postpone the filing of a registration statement for up to 90 days once in a 12-month period if our board of directors determines that the filing would be adversely affect us or our shareholders, and we are not required to effect the filing of a registration statement during the period beginning on the effective date of a registration initiated by us and ending on a date 120 days following the effective date of, a registration initiated by us.

Piggyback Registration Rights

        If we register any of our securities for public sale, holders of shares having registration rights will have the right to include their shares in the registration statement. However, this right does not apply to a registration relating to sales of shares of participants in one of our stock plans or a registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act. The underwriters of any underwritten offering will have the right, in their sole discretion, to limit, because of marketing reasons, the number of shares registered by these holders, in which case the number of shares to be registered will be apportioned pro rata among these holders according to the total amount of securities entitled to be included by each holder, or in a manner mutually agreed upon by the holders.

Form S-3 Registration Rights

        The holders of outstanding shares reasonably anticipated aggregate price to the public of such public offering would exceed $2,000,000 having registration rights can request that we register all or part of their shares on Form S-3 if we are eligible to file a registration statement on Form S-3. We may postpone the filing of a registration statement for up to 90 days once in a 12-month period if our board of directors determines that the filing would be adversely affect us or our shareholders, and we are not required to effect the filing of a registration statement during the period beginning on the effective date of a registration initiated by us and ending on a date 120 days following the effective date of, a registration initiated by us.

Expenses of Registration Rights

        We generally will pay all expenses, other than underwriting discounts and commissions and the fees and disbursements of more than one counsel for the selling shareholders, incurred in connection with the registrations described above.

Expiration of Registration Rights

        The registration rights described above will expire, with respect to any particular holder of these rights, when that holder holds 1% or less of our then-outstanding ordinary shares.

Listing

        Our ordinary shares are listed on New York Stock Exchange under the symbol "WAAS." On May 13, 2019, the last reported sale price for our ordinary shares, as reported on the New York Stock Exchange, was $18.51 per share.

Transfer Agent and Registrar

        The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

Undesignated Preferred Shares

        Our board of directors may, without further action by our shareholders, fix the rights, preferences, privileges and restrictions of such number of preferred shares as the board of directors in their sole discretion deems fit, in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our ordinary shares.

        The issuance of our preferred shares could adversely affect the voting power of holders of our ordinary shares and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred shares could have the effect of delaying, deferring or preventing a change of control or other corporate action.

        We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred shares we are offering. This description and the applicable prospectus supplement will include:

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  the title and stated value;

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  the number of shares authorized;

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  the liquidation preference per share;

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  the purchase price;

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  the dividend rate, period and payment date, and method of calculation for dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund, if any;

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  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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  any listing of the preferred shares on any securities exchange or market;

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  whether the preferred shares will be convertible into our ordinary shares, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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  whether the preferred shares will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

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  voting rights, if any, of the preferred shares;

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  preemptive rights, if any;

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  restrictions on transfer, sale or other assignment, if any;

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  whether interests in the preferred shares will be represented by depositary shares;

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  a discussion of any material United States federal income tax considerations applicable to the preferred shares;

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  the relative ranking and preferences of the preferred shares as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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  any limitations on issuance of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred shares.

        When we issue preferred shares under this prospectus, the shares will fully be paid and nonassessable and will not be subject to any preemptive or similar rights.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the "indentures," we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

        We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term "trustee" to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

        The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

        We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

  •
  the title;

  •
  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

  •
  any limit on the amount that may be issued;

  •
  whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

  •
  the maturity date;

  •
  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

  •
  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  the terms of the subordination of any series of subordinated debt;

  •
  the place where payments will be payable;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

  •
  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

  •
  whether the indenture will restrict our ability or the ability of our subsidiaries to:

  •
  incur additional indebtedness;

  •
  issue additional securities;

  •
  create liens;

  •
  pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

  •
  redeem capital stock;

  •
  place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;

  •
  make investments or other restricted payments;

  •
  sell or otherwise dispose of assets;

  •
  enter into sale-leaseback transactions;

  •
  engage in transactions with shareholders or affiliates;

  •
  issue or sell stock of our subsidiaries; or

  •
  effect a consolidation or merger;

  •
  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

  •
  a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

  •
  information describing any book-entry features;

  •
  provisions for a sinking fund purchase or other analogous fund, if any;

  •
  the applicability of the provisions in the indenture on discharge;

  •
  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an "original issue discount" as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

  •
  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

        We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares, our preferred shares or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our ordinary shares, our preferred shares or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

        Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

        Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

  •
  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

  •
  if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

  •
  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur.

        We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

  •
  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

  •
  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

  •
  to fix any ambiguity, defect or inconsistency in the indenture;

  •
  to comply with the provisions described above under "Description of Debt Securities—Consolidation, Merger or Sale;"

  •
  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

  •
  to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

  •
  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under "Description of Debt Securities—General," to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

  •
  to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

  •
  to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

  •
  to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

  •
  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

  •
  extending the stated maturity of the series of debt securities;

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

  •
  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

        Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

  •
  register the transfer or exchange of debt securities of the series;

  •
  replace stolen, lost or mutilated debt securities of the series;

  •
  maintain paying agencies;

  •
  hold monies for payment in trust;

  •
  recover excess money held by the trustee;

  •
  compensate and indemnify the trustee; and

  •
  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

        Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

        The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

        The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

        We may issue warrants for the purchase of ordinary shares, preferred shares and/or debt securities in one or more series. We may issue warrants independently or together with ordinary shares, preferred shares and/or debt securities, and the warrants may be attached to or separate from these securities.

        We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

        We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

  •
  the offering price and aggregate number of warrants offered;

  •
  the currency for which the warrants may be purchased;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

  •
  in the case of warrants to purchase ordinary shares or preferred shares, the number of ordinary shares or preferred shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  the periods during which, and places at which, the warrants are exercisable;

  •
  the manner of exercise;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreement and warrants may be modified;

  •
  federal income tax consequences of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

        We may issue units comprised of ordinary shares, preferred shares, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

        Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement;

  •
  the price or prices at which such units will be issued;

  •
  the applicable United States federal income tax considerations relating to the units;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  any other terms of the units and of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Debt Securities" and "Description of Warrants" will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

        We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

        We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

        The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

        We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

  •
  to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;

  •
  to correct or supplement any defective or inconsistent provision; or

  •
  to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

        We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

        We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

  •
  impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

  •
  reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

        Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

  •
  If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

  •
  If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

        These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

        In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

        No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

        The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

        The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

        The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

        We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

        Each unit and all securities comprising the unit will be issued in the same form.

        If we issue any units in registered, non-global form, the following will apply to them.

        The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

  •
  Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

  •
  Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

  •
  If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

        Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

        In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

 PLAN OF DISTRIBUTION

        We may sell securities:

  •
  through underwriters;

  •
  through dealers;

  •
  through agents;

  •
  directly to purchasers; or

  •
  through a combination of any of these methods or any other method permitted by law.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

        We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions:

  •
  at a fixed price, or prices, which may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

        The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

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  the name of the agent or any underwriters;

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  the public offering or purchase price;

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  any discounts and commissions to be allowed or paid to the agent or underwriters;

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  all other items constituting underwriting compensation;

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  any discounts and commissions to be allowed or paid to dealers; and

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  any exchanges on which the securities will be listed.

        If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

        In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

        If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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  the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

        Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

        Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

        In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

        We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

        The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

        The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

        The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

 LEGAL MATTERS

        Certain legal matters with respect to British Virgin Islands law in connection with the validity of the securities being offered by this prospectus and other legal matters will be passed upon for us by Conyers Dill & Pearman. Certain legal matters with respect to United States law in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

        The consolidated financial statements of AquaVenture Holdings Limited as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of AUC Acquisition Holdings, LLC and Subsidiaries included in Exhibit 99.1 of AquaVenture Holdings Limited's Current Report on Form 8-K/A filed with the SEC on January 4, 2019 have been incorporated by reference in this prospectus in reliance on the report of Carr, Riggs & Ingram, LLC, independent auditors, incorporated by reference herein, given upon the authority of that firm as experts in accounting and auditing.

        The consolidated financial statements of Pure Health Solutions, Inc. included in Exhibit 99.1 of AquaVenture Holdings Limited's Current Report on Form 8-K/A filed with the SEC on February 27, 2019 have been incorporated by reference in this prospectus in reliance on the report of RSM US LLP, independent auditors, incorporated by reference herein, given upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC's electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC's home page on the Internet (www.sec.gov).

        We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See "Description of Capital Stock." We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge.

        Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions until we sell all of the securities:

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  Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 11, 2019, as amended by the amendment to our annual report on Form 10-K/A for the fiscal year ended December 31, 2018, filed with the SEC on April 26, 2019 (including the portions of our proxy statement for our 2019 Annual Meeting of Shareholders incorporated by reference therein);

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  Quarterly Report on Form 10-Q for the period ended March 31, 2019, filed with the SEC on May 8, 2019;

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  Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2019, to the extent the information therein is filed and not furnished;

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  Current Reports on Form 8-K dated April 14, 2019 and April 26, 2019, filed with the SEC on April 18, 2019 and April 26, 2019, respectively;

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  The description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on October 4, 2016 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

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  The historical financial information set forth in Exhibits 99.1, 99.2 and 99.3 to the Form S-3/A (File No. 333-230195) of which this prospectus forms a part.

        We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed. These documents include, without limitation, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as proxy statements.

        Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

        We will provide the materials provided above upon written or oral request without charge. Such requests must be made to Conyers Corporate Services (BVI) Limited, Secretary, at AquaVenture Holdings Limited, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110, with a copy to Lee S. Muller, Assistant Secretary, Seven Seas Water Corporation, 14400 Carlson Circle, Tampa, FL 33626 or (813) 855-8636.

        This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

AquaVenture Holdings Limited

4,100,000 Shares

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Citigroup	RBC Capital Markets	UBS Investment Bank

Canaccord Genuity	Raymond James

Co-Managers

JMP Securities	B. Riley FBR	Lake Street	Roth Capital Partners

The date of this prospectus supplement is July 10, 2019